UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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Western Alliance Bancorporation

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 18, 2007
To the Stockholders of
Western Alliance Bancorporation:
The Annual Meeting of Stockholders (the “Annual Meeting”) of Western Alliance Bancorporation (the “Company”) will be held at the Embassy Terrace at 2800 W. Sahara Avenue, Las Vegas, Nevada 89102 on Wednesday, April 18, 2007, at 8:00 a.m., local time, for the following purposes:
1.	To elect five Class II directors to the Board of Directors whose terms will expire at the 2010 annual meeting;

2.	To approve an amendment to the Company’s 2005 Stock Incentive Plan (the “Plan”) increasing the maximum number of shares of stock available for issuance under the Plan by 1,246,156 shares to 4,500,000; and

3.	To transact such other business as may properly come before the stockholders at the Annual Meeting.
Only stockholders of record at the close of business on February 28, 2007 will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the offices of the Company for a period of ten days prior to the Annual Meeting until the close of such meeting.
Even if you plan to attend the Annual Meeting in person, please vote your shares of the Company’s common stock by dating and signing the enclosed proxy and promptly mailing your proxy in the postage-paid envelope enclosed for this purpose. Alternatively, you may vote your shares of common stock by proxy by using the Internet or telephone as described in the proxy statement and on the form of proxy. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.
By order of the Board of Directors,
Linda N. Mahan
Secretary
Las Vegas, Nevada
March 23, 2007

i

PROXY STATEMENT
WESTERN ALLIANCE BANCORPORATION
2700 West Sahara Avenue
Las Vegas, Nevada 89102
GENERAL INFORMATION
     This proxy statement is being provided to stockholders of Western Alliance Bancorporation (the “Company”) for solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Embassy Terrace at 2800 W. Sahara Avenue, Las Vegas, Nevada 89102, at 8:00 a.m., local time, on Wednesday, April 18, 2007 and any and all adjournments thereof. This proxy statement, the Company’s Annual Report to Stockholders, our annual report on Form 10-K, and the proxy card (or the voting instruction card for shares held in the Company’s 401(k) plan) are being mailed to stockholders of the Company on or about March 23, 2007. The Company will pay all expenses incurred in this solicitation. In addition to the Company soliciting proxies by mail, over the Internet and by telephone, the Company’s directors, officers and employees may solicit proxies on behalf of the Company without additional compensation. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the proxy materials to beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to beneficial owners.
     Your proxy is being solicited by the Board of Directors of the Company. It will be voted as you direct; however, if no instructions are given on an executed and returned proxy it will be voted FOR the election of the five Class II director nominees whose terms will expire at the 2010 annual meeting and FOR the proposed amendment to the Company’s 2005 Stock Incentive Plan (the “Plan”) increasing the maximum number of shares of stock available for issuance under the Plan by 1,246,156 to 4,500,000.
     If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors. The Company is required to file an annual report on Form 10-K for its 2006 fiscal year with the Securities and Exchange Commission (“SEC”). Stockholders may obtain, free of charge, a copy of our annual report on Form 10-K by writing to the Company at 2700 West Sahara Avenue, Las Vegas, Nevada 89102, Attention: Corporate Secretary. Our annual report on Form 10-K also is available on our website, westernalliancebancorp.com.
VOTING RIGHTS
     Only stockholders of record at the close of business on February 28, 2007 (the “Record Date”), are entitled to vote at the Annual Meeting and any adjournments thereof. On the Record Date, there were 27,363,998 shares of common stock outstanding and eligible to be voted at the Annual Meeting. A majority of the outstanding shares of common stock must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Each holder of common stock shall have one vote for each share of common stock of the Company in the holder’s name on the Record Date.
     The accompanying proxy is for use at the Annual Meeting if a stockholder either is unable to attend in person or will attend but wishes to vote by proxy. Shares may be voted by completing the enclosed proxy card and mailing it in the postage-paid envelope provided, voting over the Internet or using a toll-free telephone number. Please refer to the proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available. Stockholders who vote over the Internet may incur costs, such as telephone and Internet access charges, for which the stockholder is responsible. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time, on April 17, 2007. Specific instructions to be followed by any stockholder interested in voting via the Internet or telephone are shown on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend on the voting processes of the applicable bank or broker. Therefore, we recommend that you follow the voting instructions on the form you receive.
     A proxy may be revoked at any time before the shares represented by it are voted at the Annual Meeting by delivering to the Corporate Secretary of the Company either a written revocation or a duly executed proxy bearing a later date (including a proxy given over the Internet or by telephone) or by voting in person at the Annual Meeting.
     If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the election of directors, the broker may vote your shares in its discretion. For the proposed amendment to the Plan, the broker may not vote your shares at all. When that happens, it is called a “broker non-vote.”
     Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes cast in person or by proxy (Item 1). There will be no cumulative voting in the election of directors. The proposed Amendment to the 2005 Stock Incentive Plan (Item 2) will be approved if the votes cast for the proposal exceed those cast against the proposal. Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting.
Shares in the Company 401(k) Plan
     If you hold shares in the Western Alliance Bancorporation 401(k) Plan, referred to as the 401(k) Plan, you may instruct the plan trustee on how to vote your shares in the plan by mail, by telephone or on the Internet as described above, except that, if you vote by mail, the card that you use will be a voting instruction card rather than a proxy card. If you hold shares in the 401(k) Plan, a copy of the voting instruction card is enclosed with this proxy statement. You may vote all the shares allocated to your account on the Record Date.
     In addition, your vote will also apply pro rata, along with the votes of other participants in the 401(k) Plan who return voting instructions to the trustee, to all shares held in the 401(k) Plan for which voting directions are not received. These undirected shares may include shares credited to the accounts of participants who do not return their voting instructions and shares held in the plan that were not credited to individual participants accounts as of the Record Date. The trustee will automatically apply your voting preference to the undirected shares proportionately with all other participants who provide voting directions.
RECENT DEVELOPMENTS
     Acquisition of First Independent Capital of Nevada and First Independent Bank of Nevada. On December 20, 2006, the Company and First Independent Capital of Nevada (“First Independent”) signed a definitive agreement under which First Independent will merge into Western Alliance Bancorporation. Privately held First Independent owns First Independent Bank of Nevada (headquartered in Reno, Nevada), which had assets of $428 million, deposits of $386 million, loans of $288 million and equity capital of $32 million at December 31, 2006. Under the terms of the agreement, First Independent stockholders may elect to receive either $93.60 in cash or Western Alliance common stock of comparable value (subject to certain collar provisions) as determined by a pricing period prior to close. The agreement contains proration and allocation procedures to ensure that 80% of the First Independent shares are exchanged for shares of Western Alliance. First Independent shareholders may be eligible for additional cash payments of up to $2.38 per share depending upon the performance of certain credits in the First Independent Bank loan portfolio during the two-year period after the merger has been completed. The transaction is valued at approximately $115 million and is expected to close late in the first quarter of 2007.
     Following the completion of the pending merger between the Company and First Independent, the Company’s Board of Directors will be expanded to include John P. Sande III, who now serves as Chairman of First Independent’s Board of Directors. He will serve as a Class III director with a term expiring in 2008. Mr. Sande is a senior partner with Jones Vargas, one of the largest full service law firms in the State of Nevada. He practices primarily in the areas of administrative law, government relations, and trusts and estates, and holds a juris doctorate, cum laude, from Harvard University.
CORPORATE GOVERNANCE
     The Board of Directors is responsible for ensuring effective governance over the Company’s affairs. The Company has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics. These documents are available on the Company’s website at westernalliancebancorp.com or, for print copies, by writing to the Company at 2700 West Sahara, Las Vegas, Nevada 89102, Attention: Corporate Secretary.
Board Composition
     The Company’s bylaws provide that the Board of Directors will consist of not less than eight nor more than 15 directors. The Board of Directors may, from time to time, fix the number of directors. The Company’s Board is currently comprised of 14 directors. In accordance with the terms of the Company’s Articles of Incorporation, the terms of office of the directors are divided into three classes:
•	Class I, whose current term will expire at the annual meeting of stockholders to be held in 2009;

•	Class II, whose current term will expire at the annual meeting of stockholders to be held in 2007; and

•	Class III whose current term will expire at the annual meeting of stockholders to be held in 2008.
     At each annual meeting of stockholders, after the initial classification of the Board of Directors, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual stockholders’ meeting following election. The number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes, such that each class shall be as nearly equal in number as possible.
          The Board of Directors currently consists of 14 directors divided into three classes. Information regarding each of the Company’s directors is set forth below. All ages are provided as of December 31, 2006.
Class I Directors with Terms Expiring in 2009
     Paul Baker (age 65) has been a director of the Company and Alliance Bank of Arizona since December 2002 and February 2003, respectively. Mr. Baker has been a prominent Tucson businessman for the last 30 years. Mr. Baker has been the President and Chief Executive Officer of the Enterprise Group, Inc. since 1998. Mr. Baker was also the founder of Arizona Mail Order Company, a direct-marketer of women’s clothing. Arizona Mail Order Company was later sold to Fingerhut. Mr. Baker served as a director of Grossmont Bank from 1995 to 1998.
     Bruce Beach (age 57) has been a director of the Company since April 2005. Mr. Beach has been a director of Alliance Bank of Arizona since its formation. Mr. Beach has been Chairman and Chief Executive Officer of Beach, Fleischman & Co., P.C., an accounting and business advisory firm in Southern Arizona, since May 1991. Mr. Beach is a certified public accountant, received a BS in business administration and an MBA from the University of Arizona, and has 33 years of experience in public accounting. Mr. Beach also has been the Vice-Chairman of Carondelet Health Network, one of the largest hospital systems in Southern Arizona, since July 2004 and has served as the chairman of its audit committee since July 2003.
     William S. Boyd (age 75) has been a director and principal stockholder of the Company since inception and was a founder of its first bank subsidiary, Bank of Nevada (formerly, BankWest of Nevada). Mr. Boyd has served as a director, as well as Chairman of the Board and Chief Executive Officer, of Boyd Gaming Corporation since its inception in June 1988. He served as a director of Nevada State Bank from 1965 to 1985. Mr. Boyd played a leading role in founding the William S. Boyd School of Law at the University of Nevada, Las Vegas. Mr. Boyd is the father of director Marianne Boyd Johnson.
     Steven J. Hilton (age 45) has been a director of the Company and Alliance Bank of Arizona since December 2002 and February 2003, respectively. Mr. Hilton was the co-founder, and is the Chairman and Chief Executive Officer of Meritage Homes Corporation. Mr. Hilton founded Arizona-based Monterey Homes in 1985. Under Mr. Hilton’s leadership, Monterey became a publicly traded company and combined with Legacy Homes in 1997, resulting in the creation of Meritage Homes Corporation. Mr. Hilton received his Bachelor of Science degree in accounting from the University of Arizona.
     Marianne Boyd Johnson (age 48) has served as a founding director of the Company and Bank of Nevada since their establishment in 1995 and 1994, respectively. Since 1992, Ms. Johnson has been a member of the Board of Directors of Boyd Gaming Corporation and has served as its Vice Chairman of the Board and Senior Vice President since February 2001 and December 2001, respectively. Ms. Johnson has served Boyd Gaming since 1977 in a variety of capacities, including sales and marketing. Ms. Johnson served as a Director of Nevada Community Bank until its sale to First Security Bank (Wells Fargo) in 1993. Ms. Johnson is the daughter of director William S. Boyd.

Class II Directors with Terms Expiring in 2007
          The terms of Class II directors will expire at this year’s Annual Meeting. The Board has nominated the five individuals listed below, all of whom are currently directors of the Company, to be elected as Class II directors at the Annual Meeting. See “Items of Business To Be Acted On At The Meeting –- Item 1. Election of Directors.” If elected, the five director nominees’ new terms of office will expire at the Annual Meeting in 2010.
     Cary Mack (age 47) has been a director of the Company since April 2005. Mr. Mack has been a director of Torrey Pines Bank since its formation in May 2003. Mr. Mack is licensed in the State of California as a certified public accountant, attorney and real estate broker. He was formerly employed with PricewaterhouseCoopers’ audit and dispute resolution practices until 1990, when he became a founding stockholder, and the chief executive officer of Mack.Barclay Inc., a forensic certified public accounting, economic and information technology consulting firm specializing in the evaluation and resolution of complex economic and accounting issues in the business and litigation environments. Mack.Barclay was acquired in May 2006 by LECG Corporation, a global expert services firm that provides independent expert testimony and analysis, original authoritative studies, and strategic consulting services. Mr. Mack is a managing director with LECG.
     Arthur Marshall (age 77) has been a director of the Company since 1995 and the Chairman of the Board of Bank of Nevada since its establishment in 1994. He served as Chairman of the Board of Directors of the Company until December 2002. He was a co-founder of Marshall Rousso, now Marshall Retail Group, or MRG, a privately owned retail apparel chain in the Western United States and served as its President from 1959 to 1988. He is a member of the Nevada Gaming Commission and the national commission of the Anti-Defamation League and a former board member of the Public Employees Retirement System of Nevada. He is a recipient of the Prime Minister’s award from the State of Israel and the Distinguished Nevadan Award from the University of Nevada Las Vegas. Mr. Marshall is the father of director Todd Marshall.
     Todd Marshall (age 50) was a founding director of Bank of Nevada and the Company and has served as a director continuously since their establishment in 1994 and 1995, respectively. Mr. Marshall has been a director of Marshall Retail Group since May 1976, is currently its Chairman and was formerly its Chief Executive Officer until January 2005. The Marshall Retail Group owns and operates stores in more than 70 locations, primarily in major casino-hotels in Nevada, Mississippi and New Jersey. He is currently the owner and President of Marshall Management Co., a real estate investment and property management company in Las Vegas. Mr. Marshall is the son of director Arthur Marshall.
     M. Nafees Nagy, M.D. (age 63) has served as a director of Bank of Nevada since its establishment in 1994 and as a director of the Company since April 2004. Dr. Nagy has practiced medicine in Las Vegas for more than 30 years and specializes in oncology, clinical hematology, and cancer chemotherapy. He founded and is President and a director of the Nevada Cancer Centers. Dr. Nagy served for eight years as a member of the Nevada State Board of Medical Examiners and also served as its Secretary. Dr. Nagy is certified by the American Board of Internal Medicine and the American Board of Utilization Review and Quality Assurance and has consulted for several healthcare concerns. He was a member of the advisory board for Option Care. Dr. Nagy also has served as a member and the chair of the Medical Carrier Advisory Committee for the Clark County Medical Society and currently serves as a member of the Society’s Nominating Committee. Dr. Nagy formerly served as a director of Sun Bank for five years and Nevada Community Bank until its sale in 1993. He retired from the U.S. Army as a Lt. Colonel and served in Operation Desert Storm in 1991.

     James E. Nave, D.V.M. (age 62) has served as a director of the Company and Bank of Nevada since their establishment in 1995 and 1994, respectively. Dr. Nave, a former officer in the armed forces, has owned the Tropicana Animal Hospital since 1974. He is a former President of the American Veterinary Medical Association. Dr. Nave is also the Globalization Liaison Agent for Education and Licensing for the American Veterinary Medical Association and Chairperson of the National Commission for Veterinary Economics Issues. He is also a member of the Nevada Veterinary Medical Association, the Clark County Veterinary Medical Association, the National Academy of Practitioners, the Western Veterinary Conference, the American Animal Hospital Association, and the Executive Board of the World Veterinary Association and was the chairman of the University of Missouri, College of Veterinary Medicine Development Committee. He was also a member of the Nevada State Athletic Commission from 1988 to 1999 and served as its chairman from 1989 to 1992 and from 1994 to 1996. Dr. Nave is also a director of Station Casinos, Inc., and is chairman of its audit committee and a member of its governance and compensation committee.
Class III Directors with Terms Expiring in 2008
     George J. Maloof, Jr. (age 42) has served as a director of the Company since April 2006. Mr. Maloof is the President of The Palms Casino Resort and has been responsible for the development and operation of hotels and casinos throughout the Southwest and in Las Vegas and North Las Vegas, Nevada, including Palms Place, a luxury condominium project. He has served as a director of First National Bank of New Mexico and First Security Bank of Nevada. Mr. Maloof received a bachelor’s degree from the University of Nevada Las Vegas.
     Robert G. Sarver (age 45) has been the President, Chairman and Chief Executive Officer of the Company since December 2002. He has served as Chief Executive Officer of Bank of Nevada since July 2006 and as Chairman of the Company’s Torrey Pines Bank subsidiary since May 2003. He also served as the Chief Executive Officer of Torrey Pines Bank from May 2003 until June 2006. Mr. Sarver organized and founded National Bank of Arizona in 1984 and served as President at the time of the sale of that bank in 1994 to Zions Bancorporation. Mr. Sarver was the lead investor and Chief Executive Officer of GB Bancorporation, the former parent company of Grossmont Bank, from 1995 to 1997. Mr. Sarver served as Chairman and Chief Executive Officer of California Bank and Trust and as an Executive Vice President with Zions Bancorporation from June 1998 to March 2001 and had oversight for Vectra Bank, Colorado during such time. He served as a director and credit committee member of Zions Bancorporation from 1995 to 2001. Mr. Sarver is a director and audit committee member of Skywest Airlines and a director of Meritage Homes Corporation. He is also the Managing Partner of the Phoenix Suns NBA basketball team and a member of the board of directors of the Sarver Heart Center at the University of Arizona.
     Donald D. Snyder (age 59) has served as a director of the Company and of Bank of Nevada since 1997. He had earlier served as a founding director of the entity created to charter Bank of Nevada and was one of its initial investors. Mr. Snyder is the Chairman of the Las Vegas Performing Arts Center Foundation. He also is a director of Sierra Pacific Resources, Cash Systems, Inc., and Switch Communications Group, LLC. Mr. Snyder was the President of Boyd Gaming Corporation from January 1997 to March 2005, having joined the company’s board of directors in April 1996, and its management team in July 1996. Prior to that, he was president and chief executive officer of the Fremont Street Experience LLC, a private/public partnership formed to develop and operate a major redevelopment project in Downtown Las Vegas. Mr. Snyder was previously chairman of the board of directors and chief executive officer of First Interstate Bank of Nevada, then Nevada’s largest full-service bank, from 1987 through 1991. During his 22 years with First Interstate Bank from 1969 to 1991, Mr. Snyder served in various management positions in retail and corporate banking, as well as international and real estate banking. He has served and continues to serve on the boards of numerous industry and community organizations.
     Larry L. Woodrum (age 68) has been a director of the Company since 1995, and served as President and Chief Executive Officer of Bank of Nevada from 1994 until July 2006. Mr. Woodrum has over 40 years of banking experience. From 1979 until he joined Bank of Nevada, Mr. Woodrum served Nevada State Bank in a variety of capacities, including Chief Credit Officer and Corporate Secretary. Prior to joining Nevada State Bank, Mr. Woodrum was employed for 25 years by First National Bank of Nevada, where he was engaged in a broad range of operational and consumer and commercial lending activities. Mr. Woodrum is an active member of the Nevada Bankers Association, and formerly served as a member of its board of directors.
Director Independence
          The Company’s common stock is traded on the New York Stock Exchange (“NYSE”). The NYSE’s rules include a requirement that a majority of directors of NYSE-listed companies be “independent.” For a director to be “independent” under the NYSE’s rules, the Board of Directors must affirmatively determine that the director has no material relationship with the Company, including its subsidiaries, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Subject to certain exceptions, the NYSE rules also expressly provide that a person cannot be an independent director if:
•	At any time in the last three years, the director is, or has been employed by the Company, or has an immediate family member that serves or has served as one of its executive officers;

•	The director or an immediate family member has received more than $100,000 in direct compensation from the Company over a twelve-month period during the last three years, other than for director or committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	The director is a partner or employee of a firm that is the Company’s current internal or external auditor, or the director has an immediate family member who is currently a partner of such firm or who is currently employed by the firm in its audit, assurance, or tax compliance practice, or within the last three years, the director or an immediate family member was a partner or employee in such firm and personally worked on the Company’s audit in that time;

•	In the last three years, the director or an immediate family member is or was employed as an executive officer by another company where, at the same time, any of the Company’s present executive officers serve or served on that company’s compensation committee; or

•	The director is currently employed by, or, in the case of an immediate family member, is employed as an executive officer by, another company that has made payments to the Company, or received payments from the Company for property or services that, in any of the last three fiscal years, account for more than 2% of such company’s consolidated gross revenue or $1,000,000, whichever is greater.
          Of the 14 persons on the Board of Directors, including the Class II nominees, nine have been determined by the Board to be independent for purposes of Section 303A of the Listed Company Manual of the NYSE. The Board based these determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships, including those relationships described under “Compensation Committee Interlocks and Insider Participation” and “Certain Business Relationships” on pages 16 and 33 of this proxy statement, respectively, and on discussions with such directors.
     Mr. Sarver and Mr. Woodrum are not considered independent because they have served as executive officers of the Company and/or one of its banking subsidiaries (the “Banks”) within the last three years. Mr. Hilton is not considered independent because Mr. Sarver was a member of the compensation committee of Meritage Homes Corporation until February 2004 and Mr. Hilton is the Chairman, Chief Executive Officer of Meritage. Mr. A. Marshall is not considered independent because of his position as a salaried Chairman of the Company’s subsidiary, Bank of Nevada, and Mr. T. Marshall is not considered independent because he is Mr. A. Marshall’s son.
Meetings of the Board of Directors
     The Board of Directors held seven meetings in 2006. Each director attended at least 75% of the Board meetings and meetings of Committees on which he or she served. All of the directors attended the 2006 annual meeting of stockholders, with the exception of Messrs. Hilton and Maloof.
     The independent directors met four times in 2006. The non-management directors held one meeting in March 2006 to discuss management succession matters. The independent directors have selected Mr. Snyder as Presiding Director to lead their sessions.
Communication with the Board and its Committees
     Any stockholder or other interested person may communicate with the Board, a specified director, (including the Presiding Director), the non-management directors as a group, or a committee of the Board by directing correspondence to their attention, in care of the Corporate Secretary, Western Alliance Bancorporation, 2700 West Sahara Avenue, Las Vegas, Nevada 89102. Anyone who wishes to communicate with a specific Board member, the non-management directors only or a specific committee should send instructions asking that the material be forwarded to the applicable director, group of directors or the appropriate committee chairman. All communications so received from stockholders or other interested parties will be forwarded to the director or directors designated.
Committees of the Board of Directors
     The Company’s Board of Directors has established four (4) committees:
•	The Audit Committee;

•	The Compensation Committee;

•	The Nominating and Corporate Governance Committee; and

•	The Credit Committee.
     Information with respect to these committees is listed below. The Company may appoint additional committees of the Board of Directors in the future, including for purposes of complying with all applicable corporate governance rules of the NYSE. The Company’s committee structure and each committee’s charter are available on the Company’s website at westernalliancebancorp.com or, for print copies, by writing to the Company at 2700 West Sahara, Las Vegas, Nevada 89102, Attention: Corporate Secretary.

Audit Committee
     The Company’s Audit Committee consists of four independent directors (Messrs. Beach and Mack, and Drs. Nagy and Nave). The Audit Committee held 14 meetings in 2006.
     Mr. Mack serves as the chairman and the Board of Directors has determined that he meets the NYSE standard of possessing accounting or related financial management expertise. Each member of the Audit Committee is “financially literate” under NYSE listing standards and Mr. Mack qualifies as an “audit committee financial expert” as defined by the SEC. The Audit Committee’s primary duties include:
•	Serving as an independent and objective body to monitor and assess the Company’s compliance with regulatory requirements, its financial reporting processes and related internal control systems and the general performance of the Company’s internal audit function;

•	Overseeing the compliance of the Company’s internal audit function with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002;

•	Overseeing the audit and other services of the Company’s outside auditors and being directly responsible for the appointment, independence, qualifications, compensation and oversight of the outside auditors, who will report directly to the Audit Committee;

•	Supporting an open means of communication among the Company’s outside auditors, accountants, financial and senior management, its internal auditors, its regulatory audit department and the Board;

•	Resolving any disagreements between the Company’s management and the outside auditors regarding the Company’s financial reporting; and

•	Preparing (or directing to be prepared and reviewing) the Audit Committee Report for inclusion in the Company’s proxy statement for its annual meeting.
     The Audit Committee charter also mandates that the Audit Committee pre-approve all audit, audit-related, tax and other services conducted by the Company’s independent accountants. A copy of the Audit Committee charter is available on the Company’s website at westernalliancebancorp.com or, for print copies, by writing to the Company at 2700 West Sahara, Las Vegas, Nevada 89102, Attention: Corporate Secretary.
Compensation Committee
     The Company’s Compensation Committee consists of three independent directors (Messrs. Baker and Snyder and Dr. Nave). The Compensation Committee held six meetings in 2006.
     The Compensation Committee’s primary duties include:
•	Determining the compensation of the Company’s executive officers;

•	Annually reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, and evaluating the CEO’s performance in light of those goals and objectives;

•	Reviewing the Company’s executive compensation policies and plans;

•	Administering and implementing the Company’s equity compensation plans;

•	Determining the number of shares underlying stock options and restricted common stock awards to be granted to the Company’s directors, executive officers and other employees pursuant to these plans; and

•	Reviewing and discussing the Compensation Discussion and Analysis included in this Proxy Statement with management.
Further information regarding the Compensation Committee is found beginning at page 15 of this proxy statement, and the Compensation Committee report appears at page 23.
Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee consists of three independent directors (Mr. Boyd, Dr. Nagy and Ms. Johnson). Mr. Boyd serves as chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held four meetings in 2006. The Committee’s duties include:
•	Identifying individuals qualified to become members of the Company’s Board of Directors and recommending director candidates for election or re-election to the Board;

•	Considering and making recommendations to the Board regarding Board size and composition, committee composition and structure and procedures affecting directors; and

•	Monitoring the Company’s corporate governance principles and practices.
Credit Committee
     The Credit Committee consists of six directors (Messrs. Hilton, A. Marshall, T. Marshall, Snyder and Woodrum, and Ms. Johnson). Mr. A. Marshall serves as chairman of the Credit Committee. The Credit Committee reviews the quality of the Company’s credit portfolio, oversees the effectiveness and administration of the Company’s credit-related policies, reviews the Company’s loan portfolio composition and the adequacy of its allowance for loan and lease losses, and monitors its internal credit examinations. The Credit Committee held four meetings in 2006.
Compensation of Directors
     The following table provides information concerning the compensation of the Company’s non-employee directors for 2006. The Company does not pay directors who are also employees of the Company or the Banks additional compensation for their service as directors and, accordingly, this table does not include Messrs. Sarver and Woodrum. Non-employee directors receive annual retainers, fees for meeting attendance, and bi-annual equity grants in the form of non-qualified stock options. In accordance with SEC regulations, stock and option grants are valued at the grant date fair value computed in accordance with Statement of Financial Accounting Standards No. 123 (Revised), “Share-Based Payment” (“FAS 123R”). For stock options, the FAS 123R fair value per share is based on certain assumptions that are explained in footnotes 1 and 12 to our financial statements, which are included in our annual report on Form 10-K. The table below discloses this expense ratably over the vesting period, but without reduction for assumed forfeitures (as is done for financial reporting purposes). The table includes the ratable portion of grants made both in the current and in prior years.

	Fees Earned or	Stock	Option	All Other
Name	Paid in Cash ($)	Awards ($) (1)	Awards ($) (2)	Compensation ($) (3)	Total ($)
Current
Paul Baker	28,500	3,327	14,776	4,500	51,103
Bruce Beach	42,750	3,327	14,776	4,500	65,353
William S. Boyd	30,750	3,327	13,810		47,887
Steven J. Hilton	27,000	3,327	14,776	4,500	49,603
Marianne Boyd Johnson	29,250	3,327	14,776	6,500	53,853
Cary Mack	47,750	3,327	14,986	4,500	70,563
George J. Maloof, Jr.	24,750	3,327	14,776	-0-	42,853
Arthur Marshall	32,250	3,327	14,776	58,500	108,853
Todd Marshall	28,500	3,327	14,776	8,500	55,103
M. Nafees Nagy, M.D.	34,500	3,327	14,776	8,500	61,103
James Nave, D.V.M.	45,000	-0-	14,776	8,500	68,276
Donald D. Snyder	38,250	-0-	14,776	8,500	61,526
Former
Edward Nigro (4)	17,250	-0-	5,130	8,500	30,880

(1)	This column discloses the grant date fair value of 100 shares of restricted stock awarded to certain directors for their participation in a team building event during a director retreat in July 2006. The award vested in full immediately upon grant.

(2)	This column reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123R. As of December 31, 2006, each director had the following number of options outstanding: Mr. Baker, 13,000; Mr. Beach, 11,800; Mr. Boyd, 8,000; Mr. Hilton, 13,000; Ms. Johnson, 13,000; Mr. Mack, 13,000; Mr. Maloof, 5,000; Mr. A. Marshall, 13,000; Mr. T. Marshall, 13,000; Dr. Nagy, 9,200; Dr. Nave, 13,000; and Mr. Snyder, 13,000. Complete beneficial ownership information of Company stock for each of our directors is provided in this proxy statement under the heading, “Security Ownership of Management and Certain Beneficial Owners.”

(3)	This column reflects retainer and/or meeting fees earned in the first quarter of 2006 by Company directors who also served as a director of the Company’s Bank of Nevada subsidiary (for Ms. Johnson and Messrs. A. Marshall, T. Marshall, Nagy, Nave, Snyder and Nigro), its Alliance Bank of Arizona subsidiary (for Messrs. Baker, Beach and Hilton), or its Torrey Pines Bank subsidiary (for Mr. Mack). (See the paragraph below for an explanation of a change in compensation practices for directors after the first quarter of 2006.) In addition, the amount shown for Mr. A.

Marshall includes a $50,000 annual fee he received in 2006 for serving as Chairman of the Board of Bank of Nevada.

(4)	Mr. Nigro resigned from the Board of Directors effective July 1, 2006.
     Prior 2006, the Company did not pay retainers or meeting fees to its non-employee directors since most also served as directors for one or more of the Company’s subsidiaries, for which service they received retainers and meeting fees from the subsidiary in question. In February 2006, the Compensation Committee decided to reverse this practice so that, beginning with the second quarter of 2006, directors are compensated directly by the Company for their service. With the exception of Mr. A. Marshall, who receives a $50,000 annual fee for serving as Chairman of the Board of Bank of Nevada, Company directors who also serve on the boards of one or more of the Company’s subsidiaries receive no additional compensation for that service.
     At its February 2006 meeting, the Committee approved an annual retainer for all non-employee directors of $25,000, plus additional retainer amounts as follows:
•	$5,000 for the Presiding Independent Director,

•	$10,000 for the Audit Committee chair, and

•	$5,000 for all other Committee chairs.
     Annual retainers are paid in increments on a quarterly basis. The Compensation Committee also approved the following meeting fees:
•	$1,500 for Board meetings,

•	$1,500 for Audit Committee meetings, and

•	$750 for all other Committee meetings.
     Finally, at the same time, the Committee approved a bi-annual stock option grant of 5,000 shares for each non-employee director.
Director Selection Process
     As noted above, one of the primary responsibilities of the Nominating and Corporate Governance Committee (referred to in this section as the “Committee”) is to assist the Board of Directors in identifying and reviewing qualifications of prospective directors of the Corporation. The Board and the Committee periodically review the appropriate size of the Board. In considering candidates for the Board, the Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Committee-recommended nominee. The Committee is guided by the following basic selection criteria for all nominees: independence; highest character and integrity; experience and understanding of strategy and policy-setting; reputation for working constructively with others; and sufficient time to devote to Board matters. The Committee also gives consideration to diversity, age and experience and specialized expertise in the context of the needs of the Board as a whole.
     The Committee will consider nominees for director recommended by stockholders. A stockholder wishing to recommend a director candidate for consideration by the Committee should send such recommendation to the Company’s Corporate Secretary at the address shown on the cover page of this

Proxy Statement, who will then forward it to the Committee. Any such recommendation should include the following minimum information for each director nominee: full name, address and telephone number, age, a description of the candidate’s qualifications for Board service (such as principal occupation during the past five years and current directorships on publicly held companies), the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and the number of shares of Company common stock owned, if any. A stockholder, who wishes to nominate an individual as a director candidate at the annual meeting of stockholders, rather than recommend the individual to the Committee as a nominee, must comply with certain advance notice requirements. (See “Stockholder Proposals” for more information on these procedures.)
     If the Committee receives a director nomination from a stockholder or group of stockholders who (individually or in the aggregate) beneficially own greater than 5% of the Company’s outstanding voting stock for at least one year as of the date of such recommendation, the Company, as required by applicable securities law, will identify the candidate and stockholder or group of stockholders recommending the candidate and will disclose in its proxy statement whether the Committee chose to nominate the candidate, as well as certain other information.
     In addition to potential director nominees submitted by stockholders, the Committee considers candidates submitted by directors, as well as self-nominations by directors and, from time to time, it may consider candidates submitted by a third-party search firm hired for the purpose of identifying director candidates. The Committee conducts an extensive due diligence process to review potential director candidates and their individual qualifications, and all such candidates, including those submitted by stockholders, will be similarly evaluated by the Committee using the Board membership criteria described above.
     Each nominee to be elected to the Board at this year’s Annual Meeting is a director standing for re-election. The Committee and the Board believe that all of such nominees satisfy the above described director standards. Accordingly, all of such nominees were selected for re-election by the Board. With respect to this year’s Annual Meeting, no nominations for director were received from stockholders.
Audit Committee Report
     The Board of Directors of Western Alliance Bancorporation approved the charter of the Company’s Audit Committee on April 27, 2005. The charter states that the primary purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: (i) the Company’s financial reports and other financial information provided by the Company to governmental bodies (e.g., federal and state banking regulators, the Securities and Exchange Commission, and the Internal Revenue Service) or the public; (ii) the Company’s systems of internal controls regarding finance, accounting, regulatory compliance and ethics that Management and the Board of Directors have established; (iii) the Company’s internal audit function; and (iv) the Company’s auditing, accounting and financial reporting processes. The Audit Committee periodically reports on these and other pertinent matters that come before it to the Board of Directors.
     The following four Directors are currently members of the Audit Committee: Mr. Cary Mack (Chairman), Mr. Bruce Beach, Dr. M. Nafees Nagy, and Dr. James Nave. The Board of Directors has determined that each member of the Committee satisfies the requirements of the applicable laws and regulations relative to the independence of Directors and Audit Committee members, including, without limitation, the requirements of the SEC and the listing standards of the New York Stock Exchange (“NYSE”). The Board of Directors has further determined, in its business judgment, that each member of the Audit Committee is “financially literate” under NYSE listing standards and that Cary Mack qualifies as an “audit committee financial expert” as defined by the SEC. During 2006, the Audit Committee met 14 times.
     While the Audit Committee has the duties and responsibilities set for in the charter, it is not the responsibility of the Audit Committee to plan or conduct audits, to implement internal controls, or to determine or certify that the Company’s financial statements are complete and accurate or are in compliance with accounting principles generally accepted in the United States of America (GAAP). Furthermore, it is not the duty of the Audit Committee to assure compliance with applicable laws, rules, and regulations. These are the duties and responsibilities of Management, the independent registered public accounting firm, and others as described more fully below.
     Management is responsible for the Company’s financial reporting process, which includes the preparation of the Company’s financial statements in conformity with GAAP, and the design and operating effectiveness of a system of internal controls and procedures to provide compliance with accounting standards and applicable laws, rules, and regulations. Management is also responsible for bringing appropriate matters to the attention of the Audit Committee and for keeping the Audit Committee informed of matters which Management believe require attention, guidance, resolution, or other actions. McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for expressing an opinion on the conformity of the Company’s audited financial statement with GAAP.
     During the year, the Audit Committee discussed with McGladrey & Pullen, LLP and the Company’s internal auditors, with and without Management present, the overall scope and plans for their respective audits, the results of their examinations, and their evaluations of the effectiveness of the Company’s internal controls and of the overall quality of the Company’s financial reporting.
     The Audit Committee reviewed and discussed the consolidated financial statements for the year ended December 31, 2006 with McGladrey & Pullen, LLP and Management. In addition, the Audit Committee discussed with McGladrey & Pullen, LLP those matters required to be discussed under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 and as currently in effect.
     McGladrey & Pullen, LLP has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Committee discussed with McGladrey & Pullen, LLP any relationships that may impact on the firm’s objectivity and independence and satisfied itself as to the auditors’ independence. In addition, the Audit Committee reviewed and approved the fees paid to McGladrey & Pullen, LLP for audit and non-audit related services.
     Based on the reviews and discussion referred to above, the Committee approved the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.
Submitted by the Audit Committee
Cary Mack (Chairman)
Bruce Beach
Dr. Nafees Nagy
Dr. James E. Nave

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference with any previous or future filings by the Company under the Securities Act of 1933 or the Exchange Act, as amended, except to the extent that the Company specifically incorporates this report therein by reference.
Compensation Committee Matters
Authority
     The Board of Directors has delegated to its Compensation Committee (the “Committee”) responsibility for establishing and monitoring the effectiveness of the Company’s overall compensation philosophy and policies. The Committee’s primary responsibilities include approving the compensation of the Company’s directors and senior executive officers. The Committee evaluates the performance of the CEO based on specific pre-established performance criteria and goals for the Company. In evaluating other senior executives, the Committee receives input from the CEO and considers its own assessment of their performance as it has frequent exposure to these officers. The Committee also approves and administers the Company’s cash and equity incentive compensation plans, and oversees all cash compensation, benefits and perquisites for the Company’s entire officer population. Under its charter, the Committee has discretion to retain consultants to assist in fulfilling its responsibilities and to direct their work.
The Committee’s Processes and Procedures
     The Compensation Committee consists of three independent directors (Messrs. Baker and Snyder and Dr. Nave), as the term “independent” is defined in the Company’s Corporate Governance Guidelines and the Corporate Governance Rules of the NYSE. Mr. Snyder serves as chairman of the Compensation Committee. No member of the Compensation Committee is a current or former employee of the Company or any subsidiary. The Compensation Committee’s charter was adopted on April 27, 2005. The charter provides the Committee with the authority to engage outside advisors to study and make recommendations regarding director or executive compensation matters. The charter is reviewed annually to ensure that the Committee is fulfilling its duties in aligning the Company’s executive compensation program with the creation of shareholder value.
     The Committee approves a compensation philosophy for the Company, reviews compensation strategies proposed by management, and assesses program design and recommendations for individual executives against these strategies. The Committee determines the CEO’s compensation, reviews director compensation, and reviews management’s recommendations for compensation of the Company’s Executive Management Committee (the “EMC”) and approves final pay packages. The EMC consists of the CEO and most direct reports of the CEO. The Committee also reviews overall program design and total costs compared to approved strategies as proposed by the CEO. Directors’ compensation is established by the Board of Directors upon the recommendation of the Committee.
     The Committee meets a minimum of four times per year. The Compensation Committee held six meetings in 2006, on January 16, February 17, April 17, June 16, October 16, and November 21. At its January meeting, the Committee took the following actions: (1) approved the recommended salary increases along with the bonus payouts and stock option grants for EMC members (except for the CEO), (2) approved increasing the CEO’s stock option award to 35,000 shares, (3) recommended a full 100% bonus payout for the CEO, (4) approved restricted stock grants for eligible officers, and (5) approved the 2006 WAL Bonus Plan features and set the formula for the CEO’s bonus award. At its February meeting, the Committee increased director compensation (see “Corporate Governance – Compensation of Directors” at page 10), reviewed competitive market data on CEO compensation, approved the CEO’s performance review and adjusted his base salary to $550,000. At its April meeting, the Committee did not address any issues relating to executive or director compensation. At its June meeting, the Committee agreed to a transition plan for the retirement of the CEO & President of Bank of Nevada, who also served as an executive officer of the Company and a member of the EMC. At its October meeting, the Committee did not address any issues relating to executive compensation. At its November meeting, the Committee reviewed the projected WAL Annual Bonus Plan projected payouts for the parent and each of the Banks.
     The Committee has selected and engaged The Hay Group as its independent consultant to advise it on executive compensation matters (the “Consultant”). The Committee Chair works directly with the Consultant to determine the scope of the work needed to assist the Committee in its decision making processes. For example, the Consultant interacts with the members of the Committee, the CEO and senior management to facilitate development of the Company’s executive compensation strategy and approach to determining compensation levels. The Consultant prepares director and officer competitive pay analyses relative to the Company’s peer group (as defined below) and the broader market, provides information on Company performance compared to the peer group, and advises the Committee on the level and design of compensation programs for directors and senior executive officers. The Consultant attends Committee meetings and the Committee’s executive sessions to present and discuss market data and program design alternatives, and to provide advice and counsel regarding decisions facing the Committee.
     The Chair of the Committee works with management to set individual meeting agenda for the Committee following an overall annual calendar of regular activities. The Chief Executive Officer and the Company’s Chief Administrative Officer (“CAO”) are the primary representatives of management who interact with the Committee and serve as liaisons between the Committee and Company management. These officers regularly attend Committee meetings, and provide input and recommendations on compensation matters. They work with other senior executives to develop and recommend compensation strategies and practices to the Committee for its review and approval, including the performance goals and weighting factors used in the Company’s annual bonus plan and base salary adjustments for specific officers. The CAO also works directly with the Consultant on a variety of Committee matters and provides administrative support and assistance to the Committee.
Compensation Committee Interlocks and Insider Participation
     Messrs. Baker and Snyder and Dr. Nave comprised the entire Compensation Committee during all of 2006. Each of them is an independent, outside director. None of them is a current or former officer or employee of the Company.
     Mr. Sarver, the Company’s President and Chief Executive Officer and a director, is a member of the board of directors of Meritage Homes Corporation. Mr. Sarver served on the Compensation Committee of Meritage until February 2004. Mr. Hilton, a director of the Company, is the Chairman and Chief Executive Officer of Meritage.
     During 2006, the Banks had, and expect to have in the future, banking transactions in the ordinary course of business with the Company’s directors, officers, and principal stockholders (and their related interests) on the same terms, including interest rates and collateral on loans, as those prevailing at the same time with other persons of similar creditworthiness. In the Company’s opinion, these loans present no more than the normal risk of collectibility or other unfavorable features. These loans amounted to approximately 2.1% of total loans outstanding as of December 31, 2006.

EXECUTIVE COMPENSATION
Executive Officers
          Executive officers are appointed annually by the Board of Directors following the Annual Meeting of Stockholders. Set forth below is the name and age (as of December 31, 2006) of each executive officer, other than Mr. Sarver, and the principal position(s) he or she holds with the Company. For information regarding Mr. Sarver, see “Corporate Governance – Board Composition – Class III Directors with Terms Expiring in 2008.”
     Gary Cady has been the Company’s Executive Vice President of Southern California Administration since May 2003. He has served as President of Torrey Pines Bank since May 2003 and as its Chief Executive Officer since June 2006. Mr. Cady was also a director of the Company from June 2003 to April 2005. Mr. Cady has 29 years of commercial banking experience, most recently as Senior Vice President and Regional Manager for California Bank and Trust in San Diego from August 1987 to February 2003. Mr. Cady is Chairman of Grossmont Hospital Corporation and a board member of Sharp HealthCare and the San Diego Symphony. Mr. Cady is 52.
     Duane Froeschle has been the Chief Credit Officer and an Executive Vice President of the Company and Vice Chairman and Chief Credit Officer of Alliance Bank of Arizona since February 2003. Mr. Froeschle has 31 years of experience in commercial banking. Prior to joining the Company, Mr. Froeschle held various positions with National Bank of Arizona from June 1987 to June 2002, including Chief Credit Officer from June 1997 to December 2001. Mr. Froeschle is 54.
     Dale Gibbons has been the Chief Financial Officer and an Executive Vice President of the Company and Bank of Nevada since May 2003 and July 2004, respectively. He also has been a director of Premier Trust, Inc. since December 2003 and Miller/Russell & Associates since May 2004. Mr. Gibbons has 25 years of experience in commercial banking, including serving as Chief Financial Officer and Secretary of the Board of Zions Bancorporation from August 1996 to June 2001. From June 2001 until joining the Company, Mr. Gibbons was not employed on full time basis while attending to personal matters, but did undertake various consulting projects, including with the Company. From 1979 to 1996, Mr. Gibbons worked for First Interstate Bancorp in a variety of retail banking and financial management positions. Mr. Gibbons is 46.
     Arnold Grisham has been the Company’s Executive Vice President of Northern California Administration since December 2006 and has served as the President and Chief Executive Officer of Alta Alliance Bank since its opening in October 2006. From 2002 until 2006, he was Managing Partner of the Grisham Group LLC, an executive search firm he founded that specializes in serving the financial institutions industry. From 2001 to 2002, Mr. Grisham was Managing Director of Korn/Ferry International, an executive search business. From 1999 until 2001, he served as President and a director of CivicBank of Commerce and as its Chief Lending Officer and Chief Operating Officer. From 1981 until January 1999, Mr. Grisham served in various management positions at Wells Fargo Bank and its affiliates, including Senior Vice President of the Oakland Regional Commercial Banking Office, Executive Vice President of the East Bay Regional Commercial Banking Office, and Executive Vice President for the National Financial Services Division. Mr. Grisham is 60.
     James Lundy has been the Executive Vice President of Arizona Administration and the President and Chief Executive Officer of Alliance Bank of Arizona since February 2003. Mr. Lundy was also a director of the Company from February 2003 to March 2005. From June 1991 to June 2002, Mr. Lundy served as Senior Vice President and Executive Vice President of National Bank of Arizona, and from December 2000 to June 2002, as Vice Chairman of National Bank of Arizona. Most recently, Mr. Lundy oversaw

National Bank of Arizona’s commercial banking function on a statewide basis, with direct responsibility for over $1 billion in commercial loan commitments, executive oversight of marketing and overall supervision of approximately 100 employees involved in commercial banking and marketing throughout Arizona. Mr. Lundy is 57.
     Linda Mahan has been the Executive Vice President — Operations for the Company since July 2004. In this capacity, Ms. Mahan oversees centralized operations and technology. From 1994 to July 2004, Ms. Mahan was Chief Financial Officer of Bank of Nevada. Ms. Mahan was controller of Sun State Bank, Las Vegas, Nevada from 1982 until 1994. Her responsibilities at Sun State included accounting, human resources, and bank operations for six branches. Ms. Mahan recently graduated from the Pacific Coast Banking School. She has been in banking since 1974. Ms. Mahan is 49.
     Merrill S. Wall has been the Chief Administrative Officer and Executive Vice President of the Company since February 2005. Mr. Wall has 36 years of banking experience, most recently as Executive Vice President and Director of Human Resources for Zions Bancorporation and its subsidiary, California Bank & Trust, from October 1998 to February 2005. From 1987 to 1998, Mr. Wall worked for H.F. Ahmanson/ Home Savings of America as a senior executive managing both human resources and training corporate-wide. Mr. Wall also spent 17 years with First Interstate Bancorp in a variety of commercial, retail and administrative positions. Mr. Wall is 59.
Compensation Discussion and Analysis
Named Executive Officers
          As used in this proxy statement, the term “named executive officers,” or “NEOs,” includes: (i) the Company’s Chief Executive Officer and Chief Financial Officer, (ii) the Company’s three other most highly compensated executive officers who earned more than $100,000 in salary and bonus during the Company’s last fiscal year, and (iii) an additional individual who would have been considered an NEO but for the fact that he was not serving as an executive officer of the Company at the end of 2006.
Compensation Philosophy
          The Company’s compensation program is intended to provide the NEOs with total compensation that is competitive with comparable employers in the financial services industry and to closely align executive compensation with both the Company’s short-term and long-term performance. To that end, the compensation program for the NEOs focuses on annual and long-term strategic and operational goals through the use of a highly-leveraged compensation strategy, with the majority of compensation to be earned through incentive variable compensation. The program is designed so that a substantial percentage of an executive’s compensation opportunity is directly related to the Company’s stock performance and other financial metrics that the Company believes ultimately influence, and increase, long-term shareholder value. For example, in 2006, variable, performance-based compensation represented approximately 66% of total compensation paid to the CEO and 50% of total compensation paid to other NEOs.
          The Company’s compensation program also is designed to enable it to recruit and retain the executive talent required to successfully manage the Company and achieve its short and long-term business objectives. The program is structured to motivate executives to achieve the Company’s business objectives and secure their long-term commitment to the Company’s success by providing compensation elements that align executives’ interests with those of its shareholders and with its long-term strategic goals.

Benchmarking of Compensation
     In benchmarking the compensation paid to our NEOs, the Committee considers base salary, annual incentive targets and actual awards, and the value of long-term incentive awards.
     With the Consultant’s assistance, the Committee uses compensation information from proxy statements of companies included within our peer group (discussed below) to benchmark the CEO’s cash and equity compensation levels, and to compare executive benefit and perquisite programs for this position, because they provide reliable information based solely on a job title match. A survey of several national executive databases using The Consultant’s job evaluation methodology, which compares the scope and complexity of executive positions (the “National Survey”), serves as a secondary basis of comparison for this position.
     In 2006, the Committee used a peer group for compensation purposes composed largely of the same companies we used for stock performance comparisons in 2006. This group consisted of 21 publicly traded financial institutions with asset sizes ranging from approximately $2.3 billion to $7.5 billion, and with performance characteristics similar to the Company (the “Peer Group”), such as their three year average growth rates for assets and earnings per share and their returns on assets and equity. The Company believes the Peer Group is representative of those companies with which the Company competes for executive talent. The members of the Peer Group used in 2006 are:
•	Alabama National BanCorporation

•	Commercial Capital Bancorp Inc.

•	East West Bancorp, Inc.

•	Firstfed Financial Corp.

•	Independent Bank Corp. (MA)

•	Mid-State Bancshares

•	Pacific Capital Bancorp

•	Sterling Financial Corp. (PA)

•	SVB Financial Group

•	.UCBH Holdings, Inc

•	WestAmerica Bancorporation

•	Cathay General Bancorp

•	CVB Financial Corp.

•	First Community Bancorp (CA)

•	Harleysville National Corp.

•	Independent Bank Corp. (MI)

•	National Penn Bancshares, Inc.

•	Provident Bankshares Corp.

•	Sterling Financial Corp. (PA)

•	Texas Regional Bancshares, Inc.

•	Umpqua Holdings Corp.
     Although compensation information from proxy statements of Peer Group companies also is used for the remaining NEOs, the National Survey serves as the primary benchmark for their compensation levels (both cash and equity) because it allows compensation data to be compared based on job content descriptions, rather than comparisons based solely on job title, which may not be available for all positions or may not reflect adequately their actual responsibilities. The National Survey also provides broader compensation data on the banking market place, and many of the organizations represented in the National Survey are companies that the Company competes with for executive talent.
     For 2006, the Company established the amount and mix of base and variable compensation using this benchmarking process, while taking into account its objective of having a performance-focused total compensation program and the value it places on each position. In considering the total package of compensation, the Company also took into account internal consistency of compensation levels for comparable positions within the Company. The Company targeted base salary for NEOs at approximately the median of the market and variable compensation at or above the median when the Company meets its performance objectives. In 2006, the Committee established the CEO’s target annual incentive opportunity (both cash and equity) so that his target total direct compensation or “TDC” (base salary, annual cash incentive (bonus), and annual equity grant) was approximately at the median of the Peer Group.
Elements of Executive Compensation
     The elements of the Company’s compensation program for NEOs currently consists of annual base salary, plus variable compensation in the form of both annual cash incentive payments (corporate bonus plan) and long-term equity incentive compensation (grants of time-based nonqualified stock options). The Company also provides the NEOs with standard benefits and very limited perquisites.
Annual Base Salary
     The Company views a competitive annual base salary as an important factor in attracting and retaining executive talent. Annual base salaries also serve as the foundation for the annual cash incentive plan, which expresses an NEO’s bonus opportunity as a percentage of his or her annual base salary. (Long-term equity incentive compensation is not directly linked to annual base salary.) While annual base salary levels and potential increases are directly linked to executive performance, the Committee historically has considered the Company’s financial performance as the principal factor in evaluating proposed salary budgets and increases, and it expects to continue doing so in the immediate future.
     The Board of Directors determines the base salary for the CEO after reviewing the Committee’s recommendations and analyses. The Committee determines the base salary for other members of the EMC (including the NEOs) after considering input from the CEO regarding the performance of each member and making its own assessments regarding their individual performance, experience and other factors. In establishing 2006 base salary levels for EMC members, the Committee also considered both internal equity and external competitiveness, as discussed above.
     In 2006, the CEO received a base salary increase of 10% and other members of the EMC received increases averaging 6.7%. Because the Company’s executive compensation program is focused primarily on variable incentive compensation, the Committee targeted the CEO’s base salary for 2006 at the median of the Peer Group, representing less than 40% of his target TDC. The base salaries of the remaining NEOs were targeted in 2006 at the market median for comparable jobs based on the benchmarking process described above. Base salaries for the NEOs (other than the CEO) generally were targeted to represent less than 50% of his or her TDC.
Annual Cash Incentive Compensation (Annual Bonus Plan)
     The annual cash incentive compensation element for the NEOs and other EMC members is their participation in the Western Alliance Bancorporation Annual Bonus Plan (the “Plan”). The Plan is designed and intended to motivate and retain qualified employees.
     The Plan calls for a cash bonus to be paid to all eligible employees based on the Company’s annual financial performance relative to pre-established targets for key financial metrics, and on a subjective quality control assessment by the senior management, subject to Compensation Committee approval. The Company sets the incentive plan targets to be “stretch” goals, which most of the Company’s business units performing to plan should be able to achieve. The threshold is set to reward achieving the majority of expectations and the upside opportunity requires superior results. The aggregate bonus opportunity for NEOs under the Plan is subject to an overall limit of 10% of the Company’s net income, after taxes. For 2006, this limit was approximately $3.99 million.
     For the CEO and any NEO who is not the chief executive officer of one of the Company’s bank subsidiaries, the 2006 bonus was determined based on the following criteria and weighting factors:

•	Earnings Per Share	40%

•	Organic Loan Growth	20%

•	Organic Deposit Growth	20%

•	Quality Control	20%
     At the beginning of each year, for each of the first three criteria above, the Compensation Committee approves a quantitative goal and a range of bonus payout percentages that apply depending on the whether the Company meets, exceeds or falls short of the approved goal. With respect to the quality control criterion, the Company’s performance is assigned pass or fail grade, based on an overall assessment of such considerations as internal and regulatory examination results. For 2007, the Committee has approved an adjustment to the above weighting factors, increasing earnings per share to 50% and decreasing quality control to 10%.
     For any NEO who serves as the chief executive officer of one of the Company’s bank subsidiaries, the bonus payout is based primarily on the performance that subsidiary. For 2006, the following criteria and weighting factors applied:
•	Earnings Per Share (Company)	20%

•	Net Income (Subsidiary)	20%

•	Organic Loan Growth (Subsidiary)	20%

•	Organic Deposit Growth (Subsidiary)	20%

•	Quality Control (Subsidiary)	20%
For 2007, the Committee has approved an adjustment to the above weighting factors, increasing net income to 40% and decreasing earnings per share and quality control to 10% each.
     At the beginning of each fiscal year, the Committee approves an incentive matrix that details the relationship between performance on the financial metrics and bonus payout as a percent of target. The incentive matrix establishes both thresholds (minimum acceptable performance levels to generate a payout) and target performance levels for each metric based on the degree of difficulty in achieving the Company’s goals. As noted above, the Plan is capped in terms of total bonus payments at 10% of net income. The incentive matrix outlines a minimum level of performance below which no bonus will be paid and the relationship among the metrics that will generate payouts at or above target.
     Annual incentive compensation targets under the Plan are expressed as a percentage of annual base salary. Targets increase with job scope and complexity, increasing variable pay opportunity for jobs that have a greater impact on the Company’s annual results. The 2006 target bonus for the CEO was 100% of his annual salary. For other EMC members (including the NEOs), the target bonus is 50% of their annual salary.
     At its January 2007 meeting, the Committee reviewed the Company’s final financial results for 2006 and determined whether any special consideration or exceptions, positive or negative, should be exercised in connection with the bonus payments under the Plan. No special considerations or exceptions were exercised, and the Committee reported the results to the Board of Directors. Bonuses for 2006 were paid in February of 2007, as set forth in the Summary Compensation Table and Grants of Plan Based Awards below.
Long-Term Equity Incentive Compensation
     The Company considers long-term equity incentive compensation critical to the alignment of executive compensation with shareholder value creation and an integral part of the Company’s overall executive compensation program. In 2006, the Company changed its approach to providing long-term equity incentive compensation by offering stock options only to the EMC members, which includes all of the NEOs, and instead granting shares of restricted stock to all other eligible officers. Prior to 2006, the Company’s long-term equity incentive plan included stock options for all eligible officers. Stock options provide a greater opportunity for a senior executive to grow his or her net worth in line with corporate performance, while restricted shares support the Company’s goal of providing less senior officers with an ownership position in the Company and encouraging their long-term retention. These changes were made both to align long-term equity incentive compensation levels with the Company’s overall compensation philosophy and to provide participants with programs that are more consistent with their level of impact on the Company’s business. Grants of both stock options and restricted stock are made pursuant to the Company’s 2005 Stock Incentive Plan (the “Plan”).
     Because the value that may be earned through stock options is dependent upon an increase in the value of the Company’s stock price, the Committee views nonqualified stock option grants as a critical link between management wealth accumulation and shareholder value creation. In addition, because options vest in equal increments over four years, the Company believes that these grants promote retention of our EMC members. The Plan provides that stock options may not be granted at less than 100% of fair market value on the date of grant. Fair market value currently is determined as the closing price of the Company’s common stock on the grant date.
     The Committee approves annual option grants at its January meeting, except with respect to the CEO, whose annual grant generally is approved by the Board of Directors at its January meeting. The grant date for the annual stock option grant generally is set as the day after the date of the January Board meeting. The day of the Board’s January meeting also typically is the date that the Company’s issues its earnings release for the prior fiscal year. Setting the grant date as the day after the earnings release ensures that the pricing of options does not take advantage of nonpublic information by allowing a full day for the market to react to the information contained in the release.
     In view of recent revelations regarding stock option backdating and related practices at other companies, in January 2007, the Company conducted an internal investigation into its historical stock option granting practices and procedures. This investigation found no evidence that the Company ever backdated options, or that options were ever “re-priced,” modified or otherwise manipulated, with the purpose or effect of establishing a lower exercise price than the market price on the date the option grants were approved by the Committee or the Board (as the case may be).
     As noted above, the Company generally does not grant shares of restricted stock to its NEOs. However, as a negotiated inducement to join the Company, the Committee approved a one-time grant of 27,000 restricted shares to its Chief Administrative Officer (Merrill Wall) in 2005. These shares will vest at a rate of 20% per year over five years, so long as Mr. Wall remains employed at the Company. Additional information regarding this grant is provided in the compensation tables and accompanying footnotes beginning at page 24.
Benefits and Perquisites
     The Company offers executives the same basic benefit plans that are available to all full time employees (e.g., 401(k) plans, group insurance plans for medical, dental, vision care and prescription drug coverage, basic life insurance, long term disability coverage, holidays, vacation, etc.), plus voluntary benefits that an executive may select (e.g., supplemental life insurance). The overall benefits philosophy is to focus on the provision of core benefits, with executives able to use their cash compensation to obtain such other benefits as they individually determine to be appropriate for their situations.
     In 2006, benefits and perquisites for NEOs were minimal and generally were limited to business related programs. In particular, the CEO received no special benefits or perquisites, and did not charge any of his business-related expenses to the Company. The Company believes in a compensation philosophy that deemphasizes benefits and perquisites for NEOs in favor of a highly-leveraged compensation philosophy described above.
Non-Qualified Deferred Compensation Plan
     NEOs may voluntarily defer cash compensation as part of the Company’s Restoration Plan. The plan was adopted in order to allow the EMC members to defer a portion of their compensation because they face statutory limits under the Company’s 401(k) plan. This is a cost-effective method of providing a market-competitive benefit to the named executive officers. For more information on the Restoration Plan, including amounts deferred by the NEOs in 2006, see “Retirement Benefits – 401(k) Restoration Plan” below and the Deferred Compensation Plan table and accompanying narrative below.
Executive Agreements and Potential Payments on Termination or Change of Control
     The Company does not have employment, change of control, severance or similar agreements with any of its NEOs. The 2005 Stock Incentive Plan provides for the accelerated vesting of all outstanding options and shares of restricted stock upon the occurrence of certain events. For more information on these events, including a quantification of the estimated value of such acceleration, see “Potential Payments on Termination or Change in Control.”
Impact of Regulatory Requirements on 2006 Compensation
     Section 162(m) of the Internal Revenue Code (“Code”) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to any of the Company’s NEOs. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance based,” as defined in Section 162(m). The Committee believes that it is generally in the Company’s interest to structure compensation to come within the Section 162(m) deductibility limits. The Committee also believes, however, that it must maintain the flexibility to take actions that it deems to be in the best interests of the Company, but which may not qualify for tax deductibility under Section 162(m). As previously noted, the Committee considered the impact of the $1 million cap on the deductibility of non-performance based compensation imposed by Code Section 162(m) in its design of executive compensation programs.
     In addition, the Committee considered other tax and accounting provisions in developing the pay programs for the Company’s NEOs. These included special rules applicable to nonqualified deferred compensation arrangements under Code Section 409A and the accounting treatment of various types of equity-based compensation under FAS 123R, as well as the overall income tax rules applicable to various forms of compensation. While the Company attempted to compensate executives in a manner that produced favorable tax and accounting treatment, its main objective was to develop fair and equitable compensation arrangements that appropriately reward executives for the achievement of short- and long-term performance goals.
Report of the Compensation Committee on the Compensation Discussion and Analysis
     The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.
Submitted by the Compensation Committee
Donald D. Snyder (Chairman)
Paul Baker
James E. Nave

Retirement Benefits
401(k) Plan
     The Company sponsors the Western Alliance Bancorporation 401(k) Plan, referred to as the 401(k) Plan, which is a defined contribution plan intended to qualify under Section 401 of the Internal Revenue Code. All employees who are at least 18 years old are eligible to participate. Participants may make pre-tax contributions to the 401(k) Plan of up to 60% of their compensation per payroll period, subject to a statutorily prescribed annual limit. Each participant is fully vested in his or her contributions. Contributions by the participants or by the Company to the 401(k) Plan, and the income earned on such contributions, are generally not taxable to the participants until withdrawn. Contributions by the Company, if any, are generally deductible when made. All contributions are held in trust as required by law. Individual participants may direct the trustee to invest their accounts in authorized investment alternatives. The Company matches 50% of the first 6% of compensation contributed to the plan. The Company contributed approximately $906,000, $596,000, $385,000 and $230,000 in 2006, 2005, 2004 and 2003, respectively.
401(k) Restoration Plan
     The Company sponsors the Western Alliance Bancorporation Nonqualified 401(k) Restoration Plan (the “Restoration Plan”), a deferred compensation plan under which participation is available to members of the EMC. The Restoration Plan became effective in 2006. Under the 401(k) Plan, there is a statutory limit on the amount of compensation that can be taken into consideration in determining participant contributions and the Company’s matching contributions. The Restoration Plan allows participants to contribute 6% of base and bonus compensation, without regard to the statutory compensation limit, but offset by participant contributions actually made under the 401(k) Plan. The Company makes matching contributions of fifty percent (50%) of the deferred amount up to 3% of all compensation as offset by the amount of matching contribution made on the participant’s behalf under the 401(k) Plan.
Compensation Tables
Summary Compensation Table
     The following table provides information concerning the compensation of the named executive officers for 2006. The column entitled “salary” discloses the amount of base salary paid to each named executive officer during 2006, including amounts paid by the Company’s subsidiaries. The columns entitled “Stock Awards” and “Option Awards” disclose the fair value of an award of stock or options measured in dollars and calculated in accordance with FAS 123R. For restricted stock, the FAS 123R fair value per share is equal to the closing price of the Company’s stock on the date of grant. For stock options, the FAS 123R fair value per share is based on certain assumptions that are explained in footnotes 1 and 12 to our financial statements, which are included in our annual report on Form 10-K. The value is disclosed ratably over the vesting period but without reduction for assumed forfeitures (as is done for financial reporting purposes). The amounts shown in this table also include a ratable portion of each grant made in prior years to the extent the vesting period fell in 2006, except where generally accepted accounting principles (“GAAP”) required the Company to recognize the full amount in a prior year. The Company made no grants of restricted stock to the named executive officers in 2006. For Mr. Wall, this column includes a pro rata portion of the expense attributable to restricted stock grants made in 2005.

     Stock options granted to NEOs have seven-year terms and vest in equal increments on each of the first, second, third and fourth anniversaries of the date of the grant, providing the participant remains employed. Unvested stock options are forfeited immediately upon termination of employment for any reason. If a recipient dies or his or her employment is terminated due to disability, all vested options must be exercised within 12 months after the date of death or termination. If a recipient’s employment is terminated for any other reason (except termination for cause), he or she has 90 days from the date of termination to exercise all vested stock options.
     The column entitled “Non-Equity Incentive Plan Compensation” discloses payments made under the Western Alliance Bancorporation Annual Bonus Plan. No bonus was paid to a named executive officer except as part of this plan.

					Non-Equity
Name and			Stock	Option	Incentive Plan	All Other
Principal Position	Year	Salary ($)	Awards ($)	Awards ($)	Compensation ($)	Compensation ($) (2)	Total ($)
Current
Robert Sarver	2006	536,539	0	119,279	431,117	31,996	1,118,931
President and Chief
Executive Officer
Dale Gibbons	2006	260,000	0	67,815	110,500	11,228	449,543
Executive Vice
President and Chief
Financial Officer
Merrill Wall	2006	257,308	89,100	82,508	110,500	11,884	551,300
Executive Vice
President and Chief
Administrative
Officer
James Lundy	2006	225,000	0	94,508	67,500	35,621	422,629
Executive Vice
President, Arizona
Administration
Duane Froeschle	2006	200,000	0	52,118	60,000	5,177	317,295
Executive Vice
President and Chief
Credit Officer
Former
Larry L. Woodrum	2006	330,000	0	39,502	103,950	20,226	493,678
Executive Vice
President, Nevada
Administration (1)

(1)	Mr. Woodrum resigned as an executive officer of the Company effective July 1, 2006. He continues to serve as a director of the Company. He also serves as an officer (Vice Chairman) of Bank of Nevada, for which he is compensated by the bank. In connection with his resignation, Mr.

Woodrum forfeited his January 2006 stock option grant. If this award had not been forfeited, the amount shown in the option awards column for Mr. Woodrum would have been $72,365.

(2)	The table below shows the components of this column, which include the premiums paid by the Company in 2006 with respect to life insurance for the benefit of an NEO and matching contributions made by the Company in 2006 on behalf of the NEO under the Western Alliance Bancorporation 401(k) Plan and/or to the Company’s Restoration Plan, and perquisites.

	Insurance	Matching
Name	Premiums ($)	Contributions ($)	Perquisites ($)		Total ($)
Mr. Sarver	1,015	30,981			31,996
Mr. Gibbons	1,015	10,213			11,228
Mr. Wall	1,015	10,869			11,884
Mr. Lundy	1,015	7,798	26,808	(a)	35,621
Mr. Froeschle	1,015	4,162			5,177
Mr. Woodrum	1,015	13,110	6,101	(b)	20,226

(a)	Represents amounts paid by Alliance Bank of Arizona on behalf of Mr. Lundy for country club membership fees and dues.

(b)	Represents amounts paid by Bank of Nevada to Mr. Woodrum for a car allowance.
Grants of Plan-Based Awards During 2006
     The following table contains information about estimated payouts under non-equity incentive plans and option awards made to each named executive officer during 2006. The compensation plans under which the grants in the following table were made are generally described in the Compensation Discussion and Analysis.
     The threshold, target and maximum columns reflect the range of estimated payouts under the Western Alliance Bancorporation Annual Bonus Plan. These columns show the range of payouts targeted for 2006 performance under the Annual Bonus Plan, as described in the section titled “Annual Cash Incentive Compensation” in the Compensation Discussion and Analysis. The actual 2007 bonus payment for 2006 performance is shown in the Summary Compensation Table in the column entitled “Non-equity Incentive Plan Compensation.”
     The 5th and 6th columns report the number of shares of common stock underlying options granted in the fiscal year and corresponding per-share exercise prices. In all cases, the exercise price was equal to the closing market price of the Company’s common stock on the date of grant. Finally, the 8th column, reports the aggregate FAS 123R value of all awards made in 2006. Unlike the Summary Compensation Table above, the values reported here are not apportioned over the service or vesting period. The stock options granted to the named executive officers in 2006 have seven-year terms and vest in equal increments on each of the first, second, third and fourth anniversaries of the date of the grant. Stock options have no express performance criteria other than continued employment. However, options have an implicit performance criterion because they have no value to the executive unless and until the Company’s stock price exceeds the exercise price.

				Options		Exercise		Total
				Awards:		or Base		Grant Date
				Number of		Price of		Fair
	Estimated Possible Payouts Under			Securities		Option		Value of
	Non-Equity Incentive Plan Awards ($)			Underlying		Awards	Grant	Option
Name	Threshold	Target	Maximum	Options (#)		($/Share)	Date	Awards ($)
Current
Robert Sarver	88,000	550,000	660,000	35,000		29.00	1/17/06	334,600
Dale Gibbons	20,800	130,000	156,000	15,000		29.00	1/17/06	143,400
Merrill Wall	20,800	130,000	156,000	10,000		29.00	1/17/06	95,600
James Lundy	16,875	112,500	135,000	10,000		29.00	1/17/06	95,600
Duane Froeschle	15,000	100,000	120,000	10,000		29.00	1/17/06	95,600
Former
Larry L. Woodrum	24,750	165,000	198,000	-0-	(1)	N/A	N/A	-0-

(1)	Mr. Woodrum was granted options to purchase 15,000 shares in January 2006. However, he agreed to forfeit this grant when he resigned as an executive officer of the Company effective July 1, 2006.
Outstanding Equity Awards at December 31, 2006
     The following table provides information concerning unexercised options and stock awards that have not vested as of December 31, 2006. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award. For option awards, the table discloses the exercise price and the expiration date. For stock awards, the table provides the total number of shares of stock that have not vested and the aggregate market value of shares of stock that have not vested. We computed the market value of stock awards by multiplying the closing market price of our stock at December 31, 2006 by the number of shares or units of stock or the amount of equity incentive plan awards, respectively. Beginning in January 2006, options granted to NEOs have seven-year terms. Options granted prior to that time had ten-year terms.

	Option Awards
	Number of	Number of			Stock Awards
	Securities	Securities			Number of	Market Value
	Underlying	Underlying			Shares or	of Shares or
	Unexercised	Unexercised	Option	Option	Units of Stock	Units of Stock
	Options (#)	Options (#)	Exercise	Expiration	that Have Not	that Have Not
Name	Exercisable	Unexercisable (1)	Price ($)	Date	Vested (#)	Vested ($)

Current

Robert	30,000	35,000	12.00	10/27/14
Sarver	0	35,000	29.00	1/17/13

	30,000	20,000	7.03	5/29/13
Dale	3,800	15,200	16.50	1/25/15
Gibbons	0	15,000	29.00	1/17/13

Merrill	15,000	60,000	16.50	1/25/15
Wall (3)	0	10,000	29.00	1/17/13	21,600	751,032

	60,000	15,000	7.03	12/18/12
James	1,500	6,000	16.50	1/25/15
Lundy	0	10,000	29.00	1/17/13

	45,000	15,000	7.03	12/18/12
Duane	1,500	6,000	16.50	1/25/15
Froeschle	0	10,000	29.00	1/17/13

Former

	6,000	0	6.33	9/26/11
Larry L.	60,000	15,000	7.03	12/18/12
Woodrum (3)	3,800	15,200	16.50	1/25/15

(1)	The options shown with an expiration date of January 17, 2013 were granted on January 17, 2006, have a seven-year term, and vest in equal 25% increments on the first, second, third and fourth anniversaries of the grant date. All other options have ten-year terms and vest in equal 20% increments on the first, second, third, fourth and fifth anniversaries of the grant date.

(2)	On December 31, 2006, Mr. Wall held a total of 27,000 shares of restricted common stock, with an aggregate fair market value on that date of $938,790. All of these shares were awarded in 2005. They will vest at a rate of 20% per year over five years, so long as Mr. Wall remains employed at the Company. Dividends, if any, will be paid on both vested and unvested shares.

(3)	Mr. Woodrum resigned as an executive officer of the Company effective July 1, 2006. His options continue to vest based on his service as an officer of Bank of Nevada.
Options Exercised and Stock Vested in 2006
     The following table provides information concerning exercises of stock options and similar instruments, and vesting of stock, including restricted stock and similar instruments, during 2006 for each of the named executive officers on an aggregated basis. The table reports the number of securities for which the options were exercised; the aggregate dollar value realized upon exercise of options; the number of shares of stock that have vested; and the aggregate dollar value realized upon vesting of stock. For stock that vested in 2006, the aggregate dollar amount realized upon vesting was computed by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

	Option Awards		Stock Awards
Number of Shares
	Acquired on	Value Realized on	Number of Shares	Value Realized on
Name	Exercise (#)	Exercises ($)	Acquired on Vesting (#)	Vesting ($) (1)
Current

Robert Sarver	-0-	N/A	-0-	N/A

Dale Gibbons	-0-	N/A	-0-	N/A

Merrill Wall	-0-	N/A	5,400	178,416

James Lundy	-0-	N/A	-0-	N/A

Duane Froeschle	-0-	N/A	-0-	N/A

Former

Larry L. Woodrum	-0-	N/A	-0-	N/A

(1)	Amounts reflect the closing market value of the stock on the day the stock vested.
Nonqualified Deferred Compensation in 2006
          The following table provides information with respect to the Restoration Plan. The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts. The column “Executive Contributions in 2006” indicates the aggregate amount contributed to such plans by each named executive officer during 2006. In 2006, no named executive officer received preferential or above-market earnings on deferred compensation, and no withdrawals or distributions were made.

	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Balance
Name	in 2006 ($)	in 2006 ($)(1)	in 2006 ($)	at 12/31/06 ($)
Current

Robert Sarver	46,961	23,481	526	70,968

Dale Gibbons	5,427	2,714	61	8,202

Merrill Wall	6,738	3,369	75	10,182

James Lundy	4,238	2,119	47	6,404

Duane Froeschle	-0-	-0-	-0-	-0-

Former

Larry L. Woodrum	11,220	5,610	126	16,956

(1)	Amounts in this column are also included in the Summary Compensation Table, in the All Other Compensation column, and as a portion of the Matching Contributions column in footnote (2) to that table.
Potential Payments Upon Termination or Change in Control
     The Company does not have employment, change of control, severance or similar agreements or arrangements with any of its NEOs. The 2005 Stock Incentive Plan provides for the accelerated vesting of all outstanding options and shares of restricted stock upon the occurrence of a “Corporate Transaction,” which is defined as:
•	the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity,

•	a sale of all or substantially all of the assets of the Company to another person or entity, or

•	any transaction, including a merger or reorganization in which the Company is the surviving entity, which results in any person or entity other than persons who are stockholders or affiliates immediately prior to the transaction owning 50% or more of the combined voting power of all classes of stock of the Company.
     In the event of a Corporate Transaction, the Board of Directors may elect, in its sole discretion, to cancel any outstanding options and restricted stock and pay, or cause to be paid, to the holder an amount in cash or securities having a value:
•	In the case of restricted stock, equal to the formula or fixed price per share paid to holders of shares of the Company’s common stock in connection with the Corporate Transaction, or

•	In the case of options, equal to the product of the number of shares of common stock subject to the option multiplied by the amount, if any, by which the formula or fixed price per share paid to holders pursuant to the Corporate Transaction exceeds the exercise price of the option.
     Assuming a December 31, 2006 Corporate Transaction, the value of all equity awards that would vest and become exercisable for each named executive officer would be as follows:

Name	Value of Stock Options ($)	Value of Restricted Shares ($)	Total ($)
Current		-0-

Robert Sarver	998,900	-0-	998,900

Dale Gibbons	919,054	-0-	919,054

Merrill Wall	1,153,900	751,032	1,904,932

James Lundy	583,420	-0-	583,420

Duane Froeschle	583,420	-0-	583,420

Former

Larry L. Woodrum	693,804	-0-	693,804
     In addition, pursuant to indemnification agreements entered into by the Company with each of its directors and executive officers, in the event of a change of control of the Company, an independent party will be appointed to determine the rights and obligations of the indemnitee and the Company with regard to a particular proceeding, and the Company has agreed to pay the reasonable fees for such party. If there is a potential change in control, the agreement provides that, upon the request of an indemnitee, the Company will establish and fund a trust for payment of reasonably anticipated expenses, and that the trust cannot be revoked upon a change of control without the indemnitee’s consent. For more information regarding the indemnification agreements, see “Employment, Noncompetition and Indemnification Agreements.”
     Under the Company’s Restoration Plan, the Company’s matching contribution in a participant’s account (and all earnings thereon) will become 100% vested immediately (if not already vested): (1) upon a change in control of the Company, or (2) on the date the participant reaches age 65, the date of his or her disability, or the date he or she dies, if the participant is employed by the Company on any such date. Assuming a change in control or other vesting event occurred on December 31, 2006, the vesting benefit to each named executive officer would be $23,655 for Mr. Sarver, $2,734 for Mr. Gibbons, $3,394 for Mr. Wall, $2,135 for Mr. Lundy, $0 for Mr. Froeschle and $5,652 for Mr. Woodrum.
Employment, Noncompetition and Indemnification Agreements
Employment Agreements
     The Company has not entered into employment agreements with any of its named executive officers. Its subsidiary, the Bank of Nevada, entered into a letter agreement with Larry L. Woodrum in connection with his resignation as President and Chief Executive Officer of the bank effective July 1, 2006. Pursuant to this agreement, the Company agreed to continue to pay Mr. Woodrum his 2006 base salary through December 31, 2006, to pay Mr. Woodrum any bonus earned for 2006 (in accordance with the Annual Bonus Plan) and, for his services as Vice Chairman of the Bank, to pay Mr. Woodrum an annual salary of $120,000 beginning January 1, 2007 through December 31, 2009. Mr. Woodrum agreed, during the period he is employed by the Bank and for two years thereafter, not to directly or indirectly, own, manage, operate, control, or participate in the ownership, management, operation or control of, or be connected with as an officer, employee, partner, director, consultant or otherwise, or have any financial interest in any business that provides products and services similar to and competitive with any products or services offered by the Bank or any of its affiliates (other than passive stock ownership of no more than 5% of the outstanding stock of such a corporation that is listed or traded on the NYSE, American Stock Exchange or NASDAQ). Mr. Woodrum also agreed that during the same period he would not, directly or indirectly, employ or solicit for employment any employee of the Bank or any of its affiliates or to solicit or communicate with any customers of the Bank or any of its affiliates for the purpose of selling or providing any products or services similar to or competitive with the products or services offered by the Bank or any of its affiliates. The noncompetition and nonsolicitation provisions of the letter agreement are in addition to, and do not supercede, Mr. Woodrum’s obligations under the Noncompetition Agreement described below.
Noncompetition Agreement
     On July 31, 2002, the Company entered into Noncompetition Agreements with Messrs. Lundy, Sarver, Snyder and Woodrum. The agreements are enforceable while each such person is employed by the Company as a senior executive or is a member of its Board of Directors and for two years following the conclusion of such service. Each agreement provides that, other than with the Company, the individual will refrain from (a) engaging in the business of banking, either directly or indirectly, or from having an interest in the business of banking, in any state in which the Company engages in the business of banking; (b) soliciting any person then employed by the Company for employment with another entity engaged in the business of banking; or (c) diverting or attempting to divert from the Company any business of any kind in which the Company is engaged. The agreement does not prohibit passive ownership in a company engaged in banking that is listed or traded on the NYSE, American Stock Exchange or NASDAQ, so long as such ownership does not exceed 5%. In the event of a breach or threatened breach, the Company is entitled to obtain injunctive relief against the breaching party in addition to any other relief (including money damages) available to the Company under applicable law.
Indemnification Agreement
     The Company entered into Indemnification Agreements with each of its directors and executive officers (the “indemnitees”). These agreements provide contractual assurance of the indemnification authorized and provided for by the Company’s articles of incorporation and bylaws and the manner of such indemnification, regardless of whether the Company’s articles or bylaws are amended or revoked, or whether the composition of the Board of Directors is changed or the Company is acquired. However, such limitation on liability would not apply to violations of the federal securities laws, nor does it limit the availability of non-monetary relief in any action or proceeding against a director. The Company’s by-laws include provisions for indemnification of its directors and officers to the fullest extent permitted by Nevada law. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such laws and is unenforceable.
     The agreement provides for the payment, in whole or part, of expenses, judgments, fines, penalties, or amounts paid in settlement related to a proceeding implicating an indemnitee if that person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company’s best interests. With respect to criminal proceedings, the person must have had no reason to believe the relevant conduct was unlawful in order to obtain indemnification. Each agreement also provides for instances in which the Company will advance funds to the indemnitee and a related mechanism by which the Company may be reimbursed for such advances if it is ultimately found not obligated to indemnify the indemnitee in whole or in part. Further, the Company has agreed to pay for all expenses incurred by an indemnitee in his or her attempt to enforce the indemnification terms of his or her agreement, any other agreement or law, the Company’s bylaws or its articles of incorporation. The Company has also agreed to pay for all expenses incurred by an indemnitee in his or her attempt to seek recovery under any officers’ or directors’ liability insurance policies, without regard to the indemnitee’s ultimate entitlement to any such benefits.
     Each agreement to indemnify is subject to a number of qualifications. For example, it does not apply to any proceeding instituted by a bank regulatory agency that results in an order assessing civil monetary penalties or requiring payments to the Company or instituted by an indemnitee against the Company or its directors or officers without the Company’s consent. Further, the Company’s obligations are relieved should it be determined by a judge or other reviewing party that applicable law would not permit indemnification. The Company is entitled to assert that the indemnitee has not met the standards of conduct that make it permissible under the Nevada General Corporation Law for the Company to indemnify its directors and officers.
     In the event of a change of control of the Company, each agreement provides for the appointing of an independent party to determine the rights and obligations of an indemnitee and the Company with regard to a particular proceeding, and the Company has agreed to pay the reasonable fees for such party. If there is a potential change in control, the agreement provides that, upon the request of an indemnitee, the Company will establish and fund a trust for payment of reasonably anticipated expenses, and that the trust cannot be revoked upon a change of control without the indemnitee’s consent.
Certain Transactions
     The Company and the Banks have engaged in, and in the future expect to engage in, banking transactions in the ordinary course of business with directors, officers, and principal stockholders of the Company and the Banks (and their associates), including corporations, partnerships and other organizations in which such persons have an interest. These loans were made on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable transactions with others and, in the opinion of management, do not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2006, the Company’s officers, directors and principal stockholders (and their related interests) were indebted to the Banks in the aggregate amount of approximately $63.1 million in connection with these loans. This amount was approximately 2.1% of total loans outstanding as of such date. All such loans are currently in good standing and are being paid in accordance with their terms.
Certain Business Relationships
     Robert Sarver, the Company’s President, Chairman and Chief Executive Officer, controls several limited partnerships which invest in commercial real estate. Directors Baker, Hilton, Mack, A. Marshall, T. Marshall have invested in one or more of these partnerships as limited partners. None of these investments are related in any way to the Company’s operating or financial performance or the value of the Company’s shares. Mr. Sarver also is the managing partner of the entity which owns the Phoenix Suns NBA basketball team. Director Hilton is a limited partner in the Phoenix Suns ownership group. Other than Mr. Sarver, none of these directors is a managing or general partner in any of these entities, nor do they have any other role that would have a policy making function for such entities.
     Mr. Sarver also serves as a director of Meritage Homes Corporation. He served on the Compensation Committee of Meritage until February 2004. Mr. Hilton is the chairman of the board and chief executive officer of Meritage. William S. Boyd, a director of the Company, is the chief executive officer of Boyd Gaming Corporation. Marianne Boyd Johnson, Mr. Boyd’s daughter, is a director of the Company and Boyd Gaming Corporation. Robert L. Bougher, a director of Bank of Nevada and Boyd

Gaming Corporation, is the chief executive officer and president of the Echelon Resort, a new Las Vegas casino and resort project that is owned by Boyd Gaming Corporation. Director Snyder was the president of Boyd Gaming Corporation from January 1997 until March 2005.
Policies and Procedures Regarding Transactions with Related Persons
     The Company has a number of policies, procedures and practices that relate to the identification, review and approval of related party transactions. In accordance with the Company’s Corporate Governance Guidelines, each director is required to satisfy the independence standards prescribed under the listing requirements of the New York Stock Exchange or under applicable law. As part of the annual review process, the Company distributes and collects questionnaires that solicit information about any direct or indirect transactions with the Company from each of its directors and officers, reviews the responses to these questionnaires and reports the results to the Nominating and Corporate Governance Committee. The Company’s Code of Business Conduct and Ethics requires all employees to avoid any situation in which a person’s private interest interferes in any way (or even appears to interfere) with the interests of the Company, including transactions in which an employee, officer or director, or a member of his or her family, receives improper personal benefits as a result of his or her position at the Company, such as loans to, or guarantees of obligations of, employees or directors or their family members, other than those made in the ordinary course of business.
     In accordance with Federal Reserve Board Regulation O, each of the Company’s bank subsidiaries has adopted a formal policy governing any extensions of credit to any officer, director or significant shareholder of the bank or any affiliate. These policies require, among other things, that any such loan (1) be made on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable transactions with unrelated persons, (2) not involve more than the normal risk of collectibility or present other unfavorable features for the bank, and (3) be approved by a majority of the bank’s full board of directors, without the direct or indirect participation of the interested person. Any transactions between the Company and an officer or director of the Company (or any of its affiliates), or an immediate family member of such an officer or director, falling outside the scope of these formal policies must be conducted at arm’s length. Any consideration paid or received by the Company in such a transaction must be on terms no less favorable than terms available to an unaffiliated third party under similar circumstances.
INDEPENDENT AUDITORS
     Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed McGladrey & Pullen LLP, to audit the financial statements of the Corporation and certain of its subsidiaries for the fiscal year ending December 31, 2006, and to report on the consolidated balance sheets, statements of income and other related statements of the Company and its subsidiaries. McGladrey & Pullen LLP has served as the independent auditor for the Company since 1994. Representatives of McGladrey & Pullen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions posed by the stockholders.
Fees and Services
     The following table shows the aggregate fees billed to the Company for professional services by McGladrey & Pullen, LLP and RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen) for fiscal years 2006 and 2005:

	Fiscal Year 2006 ($)	Fiscal Year 2005 ($)
Audit Fees	1,288,000	595,000

Audit-Related Fees	19,000	22,000

Tax Fees	68,000	28,000

All Other Fees	118,000	-0-

Total	1,493,000	645,000
Audit Fees. Audit fees for 2006 include professional fees and costs associated with review of Form S-4 and related consents. Audit fees for 2006 also include professional fees and costs associated with review of documents for the private placement of securities. Fees for both years also include review of Forms 10-Q and related SAS 100 reviews. Audit fees for 2005 include professional fees and costs associated with the initial public offering on Form S-1 including related consents and comfort letters. Fees for 2005 also include review of Form S-8 and issuance of related consent.
Audit-Related Fees. Audit related fees include audits of an employee benefit plan and services relating to various accounting and reporting matters.
Tax Fees. Tax fees include review of tax estimates and various tax consulting services. In addition, tax fees include preparation of final tax returns for acquired entities.
All Other Fees. All other fees include regulatory compliance services.
     The Audit Committee considered the compatibility of the non-audit-related services performed by and fees paid to McGladrey & Pullen, LLP and RSM McGladrey, Inc. in 2006 and the proposed non-audit-related services and fees for 2007 and determined that such services and fees are compatible with the independence of McGladrey & Pullen, LLP.
Audit Committee Pre-Approval Policy
     The Audit Committee is required to pre-approve all audit and non-audit services provided by the Company’s independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee has established a policy regarding pre-approval of permissible audit, audit-related, tax and other services provided by the independent auditors, which services are periodically reviewed and revised by the Committee. Unless a type of service has received general pre-approval under the policy or involves de minimus fees, the service will require specific approval by the Audit Committee. The Audit Committee may delegate to its Chairman the authority to pre-approve services of the independent auditors, provided that the Chairman must report any such approvals to the full Audit Committee at its next scheduled meeting.
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
     The following table sets forth certain information with respect to the beneficial ownership of common stock, as of the Record Date, February 28, 2007, by (a) persons known to the Company to own more than 5% of the outstanding shares of its common stock, (b) each director and executive officer of the Company, and (c) the Company’s directors and executive officers as a group. The information contained herein has been obtained from the Company’s records and from information furnished to the

Company by each individual. The Company knows of no person who owns, beneficially or of record, either individually or with associates, more than 5% of the Company’s common stock, except as set forth below.

	Number of Shares	Percentage of
Beneficial Owner (1)	Beneficially Owned	Common Stock (2)
Paul Baker (3)	308,005	1.14
Bruce Beach (4)	18,847	*
William S. Boyd (5)	760,671	2.81
Gary Cady (6)	75,738	*
Duane Froeschle (7)	224,902	*
Dale Gibbons (8)	106,450	*
Arnold Grisham (9)	22,500	*
Steven J. Hilton (10)	248,005	*
Marianne Boyd Johnson (11)	4,091,326	15.10
James Lundy (12)	181,710	*
Cary Mack (13)	109,247	*
Linda Mahan (14)	72,359	*
George J. Maloof, Jr.	87,103	*
Arthur Marshall (15)	248,346	*
Todd Marshall (16)	669,789	2.47
M. Nafees Nagy, M.D. (17)	868,159	3.21
James Nave, D.V.M. (18)	515,094	1.90
Robert G. Sarver (19)	3,568,943	12.69
Donald D. Snyder (20)	212,221	*
Merrill Wall (21)	84,500	*
Larry L. Woodrum (22)	76,000	*

All directors and executive officers as a group (21 persons)	12,440,312	43.52

*	Less than one percent

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, a person is deemed to be the beneficial owner of any shares of common stock if such person has or shares voting power and/or investment power with respect to the shares, or has a right to acquire beneficial ownership at any time within 60 days from February 28, 2007. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. Shares subject to outstanding stock options and warrants, which an individual has the right to acquire within 60 days of February 28, 2007 (“exercisable stock options” and “exercisable warrants,” respectively), are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class of stock owned by such individual or any group including such individual only. Beneficial ownership may be disclaimed as to certain of the securities. The business address of each of the executive officers and directors is 2700 West Sahara Avenue, Las Vegas, Nevada 89102, Telephone: (702) 248-4200.

(2)	Percentage calculated on the basis of 27,363,998 shares outstanding on February 28, 2007.

(3)	Share ownership includes 1,250 shares subject to exercisable stock options and 50,000 shares held by a family trust.

(4)	Share ownership includes 1,250 shares subject to exercisable stock options.

(5)	Share ownership includes 1,250 shares subject to exercisable stock options and 759,421 shares held by a trust.

(6)	Share ownership includes 24,475 shares subject to exercisable stock options.

(7)	Share ownership includes 50,500 shares subject to exercisable stock options, and 44,381 shares subject to exercisable warrants. Includes 5,000 shares which are pledged or held in a margin account

(8)	Share ownership includes 41,350 shares subject to exercisable stock options. Includes 106,450 shares which are pledged or held in a margin account.

(9)	Share ownership includes 7,500 shares subject to exercisable warrants.

(10)	Share ownership includes 5,650 shares subject to exercisable stock options, 68,274 shares subject to exercisable warrants, 32,433 shares held by a family trust, and 136,548 shares held by a limited liability company.

(11)	Share ownership includes 5,650 shares subject to exercisable stock options, 3,471,526 shares held by certain grantor retained annuity trusts, 301,422 shares held by two other trusts, and 240,718 shares held by a limited partnership.

(12)	Share ownership includes 65,500 shares subject to exercisable stock options.

(13)	Share ownership includes 5,650 shares subject to exercisable stock options, 10,000 shares held by a family trust, and 87,497 held by a limited liability company.

(14)	Share ownership includes 32,359 shares subject to exercisable stock options.

(15)	Share ownership includes 5,650 shares subject to exercisable stock options, and 235,196 shares held by a family trust.

(16)	Share ownership includes 5,650 shares subject to exercisable stock options, and 558,248 shares held by various trusts.

(17)	Share ownership includes 1,250 shares subject to exercisable stock options, 10,516 shares held by two trusts, and 826,029 shares held by a limited liability company (the “LLC”).

(18)	Share ownership includes 5,650 shares subject to exercisable stock options held by a grantor retained annuity trust, 176,110 shares held by a profit sharing plan, and 125,818 held by his daughter.

(19)	Share ownership includes: (i) 30,000 shares held by Mr. Sarver’s spouse over which he disclaims all beneficial ownership, (ii) 38,750 shares subject to exercisable stock options, (iii) 959,259 shares subject to exercisable warrants, (iv) 178,429 shares and 34,137 exercisable warrants held in a trust, (v) 166,022 shares held by a limited partnership, and (vi) 31,374 shares and 13,656 exercisable warrants held by a corporation. Includes 2,112,316 shares which are pledged or held in a margin account.

(20)	Share ownership includes 5,650 shares subject to exercisable stock options, and 95,182 shares held by two trusts. Includes 96,082 shares which are pledged or held in a margin account

(21)	Share ownership includes 32,500 shares subject to exercisable stock options.

(22)	Share ownership includes 42,600 shares subject to exercisable stock options.
ITEMS OF BUSINESS TO BE ACTED ON AT THE MEETING
Item 1. Election of Directors
     Under the Company’s Articles of Incorporation, the Board is divided into three classes with approximately one-third of the directors standing for election each year. The terms of Class II directors will expire at this year’s Annual Meeting. The Board has nominated the five individuals listed below, all of whom are currently directors of the Company, to be elected as Class II directors at the Annual Meeting.
     The term for directors elected this year will expire at the annual meeting of stockholders held in 2010. Each of the nominees listed below has agreed to serve that term. If any director is unable to stand for election, the Board may, by resolution, provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director.
The Board of Directors unanimously recommends that the stockholders vote “FOR” all of the following nominees:
•	Cary Mack

•	Arthur Marshall

•	Todd Marshall

•	M. Nafees Nagy, M.D.

•	James E. Nave, D.V.M.
Biographical information about these nominees may be found beginning at page 5 of this proxy statement.
Item 2. Amendment to 2005 Stock Incentive Plan
     Amendment
     On January, 23, 2007, the Company’s Board of Directors adopted an amendment (the “Amendment”) to the Western Alliance Bancorporation 2005 Stock Incentive Plan (the “Plan”), subject to approval by the Company’s stockholders. The following summary of the Plan is subject to the specific provisions contained in the complete text of the Plan and in the Amendment. A copy of the Plan, as amended, is attached to this proxy statement as Appendix A.
     The Amendment increases the maximum number of shares available for issuance under the Plan by 1,246,156, from 3,255,500 to 4,500,000 shares of the Company’s common stock, including shares available under the “prior plans” (as defined below).
     The Board of Directors believes that using long-term incentives under the Plan will be beneficial to the Company as a means to promote the success and enhance the value of the Company by linking the personal interests of its directors and employees to those of its shareholders and by providing such individuals with an incentive for outstanding performance. These incentives also provide the Company flexibility in its ability to attract and retain the services of individuals upon whose judgment, interest and special effort the successful conduct of the Company’s operation is largely dependent.

     2005 Stock Incentive Plan
     The Company’s Board of Directors and stockholders previously approved the BankWest of Nevada 1997 Incentive Stock Option Plan, the BankWest of Nevada 1997 Nonqualified Stock Option Plan, the Western Alliance Bancorporation 2000 Stock Appreciation Rights Plan and the Western Alliance Bancorporation 2002 Stock Option Plan (together, referred to as the “prior plans”). Stockholders approved the Plan at the Company’s 2005 Annual Meeting. The Plan is an amendment and restatement of the prior plans and, therefore supersedes the prior plans, while preserving the material terms of the outstanding prior plan awards. Awards made under any of the prior plans are subject to the terms and conditions of the Plan, which has been structured so as not to impair the rights of award holders under the prior plans.
     The purpose of the Plan is to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and to expend maximum effort to improve the Company’s business results and earnings.
     As of December 31, 2006 the number of shares still available for issuance under the Plan was 2,530,875. Of these 2,530,875 shares, 2,196,342 shares represent option awards outstanding as of December 31, 2006.
     The Plan contains certain individual limits on the maximum amount that can be paid in cash under the Plan and on the maximum number of shares of common stock that may be issued under the Plan in a calendar year. The limits on the number of shares issuable under the Plan, which are described in the following paragraph, become effective at the expiration of a grace period which expires on the earlier to occur of: (1) the first stockholders meeting at which directors are to be elected held after 2008, or (2) the time at which the Plan is materially amended.
     The maximum number of shares subject to options or stock appreciation rights that can be issued under the Plan to any person is 150,000 shares in any calendar year. The maximum number of shares that can be issued under the Plan to any person, other than pursuant to an option or stock appreciation right, is 150,000 shares in any calendar year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $5.0 million and the maximum amount that may be earned as a performance award or other cash award by any one person is $15.0 million.
     Administration. The Plan is administered by the Compensation Committee. Subject to the terms of the Plan, the Compensation Committee may select participants to receive awards; determine the types of awards, terms and conditions of awards; and interpret provisions of the Plan.
     Source of Shares. The common stock issued or to be issued under the Plan consists of authorized but unissued shares and treasury shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the 2005 Stock Incentive Plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the Plan.
     If the option price, a withholding obligation or any other payment is satisfied by tendering shares or by withholding shares, only the number of shares issued net of the shares tendered or withheld will be deemed delivered for the purpose of determining the maximum number of shares available for delivery under the Plan.

     Eligibility. Awards may be made under the Plan to employees, officers, directors, consultants and any other individual providing services to the Company or an affiliate whose participation in the Plan is determined to be in the Company’s best interests by the Board of Directors.
     Amendment or Termination of the Plan. While the Company’s Board of Directors may suspend, terminate or amend the Plan at any time, no amendment may adversely impair the rights of grantees with respect to outstanding awards. In addition, an amendment will be contingent on approval of the Company’s stockholders to the extent required by law. Unless terminated earlier, the Plan will automatically terminate 10 years after its adoption by the Board of Directors.
     Options. The Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code, referred to as incentive stock options, and stock options that do not qualify as incentive stock options, referred to as non-qualified stock options. The exercise price of each stock option may not be less than 100% of the fair market value of the Company’s common stock on the date of grant. If the Company were to grant incentive stock options to any 10% stockholder, the exercise price may not be less than 110% of the fair market value of the Company’s common stock on the date of grant. The Company may grant options in substitution for options held by employees of companies that it may acquire.
     The term of each stock option will be fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. The exercisability of options may be accelerated by the Compensation Committee. In general, an optionee may pay the exercise price of an option by cash or cash equivalent, by tendering shares of the Company’s common stock (which if acquired from the Company have been held by the optionee for at least six months) or, provided that the Company is a publicly traded company at the time, by means of a broker-assisted cashless exercise.
     Stock options granted under the Plan may not be sold, transferred, pledged, or assigned other than by will or under applicable laws of descent and distribution or pursuant to a domestic relations order. However, the Company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.
     Other Awards. The Compensation Committee may also award under the Plan:
•	Restricted shares of common stock, which are shares of common stock subject to restrictions;

•	Stock units, which are common stock units subject to restrictions;

•	Unrestricted shares of common stock, which are shares of common stock issued at no cost or for a purchase price determined by the compensation committee which are free from any restrictions under the equity incentive plan;

•	Dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock;

•	Stock appreciation rights, which are a right to receive a number of shares or, in the discretion of the committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the compensation committee; and

•	Performance and annual incentive awards, ultimately payable in common stock or cash, as determined by the compensation committee. The compensation committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The compensation committee may modify, amend or adjust the terms of each award and performance goal.
     Section 162(m) of the Internal Revenue Code limits publicly held companies to an annual deduction for federal income tax purposes of $1.0 million for compensation paid to their chief executive officer and the four highest compensated executive officers (other than the chief executive officer) determined at the end of each year (referred to as covered employees). However, performance-based compensation is excluded from this limitation. The Plan is designed to permit the committee to grant awards that qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m) at such time as the Plan becomes subject to Section 162(m).
     Business Criteria. The Compensation Committee will use one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or lending groups (except with respect to the total stockholder return and earnings per share criteria), in establishing performance goals for awards intended to comply with Section 162(m) of the Internal Revenue Code granted to covered employees:
•	Total stockholder return;

•	Total stockholder return as compared to total return of a known index;

•	Net income;

•	Pretax earnings;

•	Earnings before interest expense, taxes, depreciation and amortization;

•	Pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items;

•	Operating margin;

•	Earnings per share;

•	Return on equity;

•	Return on capital;

•	Return on investment

•	Operating earnings;

•	Working capital;

•	Ratio of debt to stockholders’ equity; and

•	Revenue.
     Effect of Extraordinary Corporate Transactions. The occurrence of a corporate transaction may cause awards granted under the Plan to vest, unless the awards are continued or substituted for in connection with the corporate transaction. A corporate transaction means the Company’s dissolution or liquidation; a merger, consolidation, or reorganization in which the Company is not the surviving entity; a sale of substantially all of the Company’s assets or any transaction which results in any person or entity owning 50% or more of the combined voting power of the Company’s stock.
     Adjustments for Stock Dividends and Similar Events. The committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Plan, including the individual limitations on awards, to reflect common stock dividends, stock splits, spin-offs and other similar events.
     Change in Control Accelerated Vesting. With respect to the awards outstanding under the prior plans as of the effective date of the Plan, all such awards become fully vested, and, in the case of options, exercisable in connection with the consummation of a change in control as defined in the applicable prior plan, provided the award remains outstanding upon the change in control and relates to a continuing employee or other service provider and except to the extent retaining the unvested status of certain outstanding options eliminates any excise tax under section 4999 of the Internal Revenue Code that, if applied, would produce an unfavorable net after-tax result for the option holder. With respect to awards made on or after the effective date of the Plan, the committee may provide in the award agreement that, in connection with the consummation of a change in control as defined under the applicable award agreement, the award shall become fully vested, and, in the case of Options or SARs, exercisable.
     Vote Required and Board Recommendation
     The proposed Amendment to the 2005 Stock Incentive Plan (Item 2) will be approved if the votes cast for the proposal exceed those cast against the proposal. Abstentions will not be counted either for or against the proposal. Broker non-votes will not be counted as a vote cast on this proposal.
The Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of the Amendment to the Western Alliance Bancorporation 2005 Stock Incentive Plan.
Equity Compensation Plan Information
     The following table provides information as of December 31, 2006, regarding outstanding options and shares reserved for issuance under the Company’s equity compensation plans.

Weighted-average
	Number of shares to be	exercise price of	Number of shares
	issued upon exercise of	outstanding	remaining available for
	outstanding options,	options, warrants	future issuance under
Plan Category	warrants and rights	and rights ($)	equity compensation plans
Equity compensation plans approved by security holders	2,196,342	13.94	334,533

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	2,196,342	13.94	334,533

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. They are also required to furnish the Company with copies of all Section 16(a) forms they file with the SEC.
     To the Company’s knowledge, based solely on its review of the copies of such reports furnished to it and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all of the Company’s officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.
ADDITIONAL INFORMATION
Stockholder Proposals for 2008 Annual Meeting
     Any proposal which a stockholder wishes to have included in the Company’s proxy statement and form of proxy relating to its 2008 annual meeting of stockholders must be received by the Company, directed to the attention of the Corporate Secretary, at its principal executive offices at 2700 West Sahara Avenue, Las Vegas, Nevada 89102, no later than December 19, 2007. If a stockholder wishes to present a matter at the Company’s 2008 annual meeting that is outside the process for inclusion in the proxy statement, notice must be given to the Secretary not later than February 5, 2008. All stockholder proposals will be subject to and must comply with Nevada law and the rules and regulations of the SEC, including Rule 14a-8 under the Exchange Act, as amended.
Annual Report
     A copy of the Company’s Annual Report to Stockholders is enclosed with this Proxy Statement. The Company is required has filed its Annual Report on Form 10-K for its 2006 fiscal year with the SEC. Shareholders may obtain, free of charge, a copy of the Form 10-K by writing to the Company at 2700 West Sahara Avenue, Las Vegas, Nevada 89102, Attention: Corporate Secretary, or from our website, westernalliancebancorp.com.
Legal Proceedings
     No director or executive officer of the Company is a party to any material pending legal proceedings or has a material interest in any such proceedings that is adverse to the Company or any of its subsidiaries.
Householding of Proxy Materials
     The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Brokers with account holders who are stockholders of the Company may be householding the Company’s proxy materials. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker or notify the Company by sending a written request to Western Alliance Bancorporation, 2700 West Sahara Avenue, Las Vegas, Nevada 89102, Attn: Corporate Secretary, or by calling (702) 248-4200.
Other Business
     Except as described above, the Company knows of no business to come before the Annual Meeting. However, if other matters should properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the Proxy to vote in accordance with the determination of a majority of the Board of Directors on such matters.
BY ORDER OF THE
BOARD OF DIRECTORS
ROBERT G. SARVER
CHAIRMAN OF THE BOARD
Dated: March 23, 2007

SUPPLEMENT TO WESTERN ALLIANCE BANCORPORATION
2007 PROXY STATEMENT
SUPPLEMENT
TO
ITEM 2. AMENDMENT TO 2005 STOCK INCENTIVE PLAN
     To clarify, the proposal to amend the Plan to increase the shares under the Plan as described in the Proxy Statement and Proxy Card includes the approval of the award limitations and performance criteria under the Plan as applied to such shares and shares that continue to be, or again become, available for award under the Plan and to cash awards. Thus, the Company wishes to make clear that by submitting the amendment for shareholder approval at the Annual Meeting, the Company intends to have the Plan permit the award of “performance-based” grants that are exempt from the deduction limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
     The maximum number of shares subject to options or stock appreciation rights that can be issued under the Plan to any person is 150,000 shares in any calendar year. The maximum number of shares that can be issued under the Plan to any person, other than pursuant to an option or stock appreciation right, is 150,000 shares in any calendar year.
     Performance Objectives for Performance-Based Awards. The performance objectives for a performance-based stock award or an annual incentive or other cash award under the Plan may be based on one or more of the following criteria of the Company: (1) total stockholder return; (2) total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity; and (15) revenue.
     In the case of an annual incentive award or other cash award, the maximum amount that may be earned in any fiscal year by any one person is $5 million, and the maximum amount that may be earned by any one person as a performance award or other cash award for a multiple year performance period is $15 million.
     The proposed Amendment to the 2005 Stock Incentive Plan (Item 2) will be approved if the votes cast for the proposal exceed those cast against the proposal. Abstentions will not be counted either for or against the proposal. Broker non-votes will not be counted as a vote cast on this proposal.
     A vote “FOR” the approval of the Amendment to the Western Alliance Bancorporation 2005 Stock Incentive Plan is a vote “FOR” the limitations and performance criteria set forth above as applied to any award under the Plan.
     The Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of the Amendment to the Western Alliance Bancorporation 2005 Stock Incentive Plan.
March 23, 2007

APPENDIX A
WESTERN ALLIANCE BANCORPORATION
2005 STOCK INCENTIVE PLAN
(as amended on January 23, 2007)
     Western Alliance Bancorporation, a Nevada corporation (the “Company”), sets forth herein the terms of its 2005 Stock Incentive Plan (the “Plan”), as follows:
1. PURPOSE
     The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights (on and after the IPO Date), restricted stock, stock units, unrestricted stock, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.
     Furthermore, this Plan is an amendment and restatement of the Bankwest of Nevada 1997 Incentive Stock Option Plan and the Bankwest of Nevada 1997 Nonqualified Stock Option Plan (together, the “1997 Plans”), the Western Alliance Bancorporation 2000 Stock Appreciation Rights Plan (the “2000 SAR Plan”), the Western Alliance Bancorporation 2002 Stock Option Plan (the “2002 Plan”) and any other prior plan of the Company or a predecessor in effect prior to the Effective Date of this Plan under which stock options or other equity awards covering the Company’s Stock remain outstanding to a service provider (the “Prior Plans”). This Plan document therefore is intended to preserve material rights and features of the Prior Plans, and should any material provision of this Plan be determined to impair the rights of a Grantee under an Award granted prior to the Effective Date of this restated Plan, the Award Agreement covering the Award shall instead be treated as including the material provision as an explicit term. In this regard, as of the Effective Date and notwithstanding the absence of an automatic change in control vesting provision under this restated Plan, any change in control vesting provision of a Prior Plan hereby is incorporated into the Awards outstanding as of the Effective Date and made under the applicable Prior Plan.
2. DEFINITIONS
     For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
     2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that directly or indirectly controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.
     2.2 “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the fiscal year, unless otherwise specified by the Committee).
     2.3 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Right, or cash award under the Plan.

     2.4 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.
     2.5 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.
     2.6 “Board” means the Board of Directors of the Company.
     2.7 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or an Affiliate; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or an Affiliate; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.
     2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
     2.9 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.
     2.10 “Company” means Western Alliance Bancorporation.
     2.11 “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of all or substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.
     2.12 “Covered Employee” means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.
     2.13 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
     2.14 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
     2.15 “Effective Date” means April 7, 2005, the date the Plan is approved by the Board.
     2.16 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
     2.17 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted for quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day, as determined by the Board) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.
     2.18 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.
     2.19 “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.
     2.20 “Grantee” means a person who receives or holds an Award under the Plan.
     2.21 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
     2.22 “IPO Date” means the closing date of the first sale of Stock to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.
     2.23 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.
     2.24 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.
     2.25 “Option Price” means the exercise price for each share of Stock subject to an Option.
     2.26 “Option Proceeds” means, with respect to an Option, the sum of (i) the Option Price paid in cash, if any, to purchase shares of Stock under such Option, plus (ii) the value of all federal, state, and local deductions to which the Company is entitled with respect to the exercise of such Option determined using the highest Federal tax rate applicable to corporations and a blended tax rate for state and local taxes based on the jurisdictions in which the Company does business and giving effect to the deduction of state and local taxes for Federal tax purposes.
     2.27 “Other Agreement” shall have the meaning set forth in Section 15 hereof.
     2.28 “Outside Director” means a member of the Board who is not an officer or employee of the Company.
     2.29 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.
     2.30 “Plan” means this Western Alliance Bancorporation 2005 Stock Incentive Plan.
     2.31 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.
     2.32 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.
     2.33 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

     2.34 “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.
     2.35 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.
     2.36 “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.
     2.37 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.
     2.38 “Stock” means the common stock, par value $.0001 per share, of the Company.
     2.39 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof. SARs may only be awarded under this Plan on and after the IPO Date, and during a period that the Company remains publicly traded. Notwithstanding the preceding sentence, SARs awarded under a Prior Plan on or before October 3, 2004 shall continue in effect under this Plan under the term then in effect under the Award Agreement for the respective SAR.
     2.40 “Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock awarded to a Grantee pursuant to Section 10 hereof.
     2.41 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.
     2.42 “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.
     2.43 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.
     2.44 “Transition Period” means the reliance period described in Treas. Reg. Section 1.162-27(f) or a successor provision.
     2.45 “Unrestricted Stock” means an Award pursuant to Section 11 hereof.
3. ADMINISTRATION OF THE PLAN
     3.1 Board.
     The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate for the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s articles of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

     3.2 Committee.
     The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the articles of incorporation and by-laws of the Company and applicable law.
     (i) On and after the IPO Date, except as provided in subsection (ii) hereof and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) following the Transition Period qualify as “outside directors” within the meaning of Section 162(m) of the Code, and (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act, and (c) comply with the independence requirements, if any, of the stock exchange on which the Stock is listed.
     (ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.
     In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.
     3.3 Terms of Awards.
     Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:
     (i) designate Grantees,
     (ii) determine the type or types of Awards to be made to a Grantee,
     (iii) determine the number of shares of Stock to be subject to an Award,
     (iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),
     (v) prescribe the form of each Award Agreement evidencing an Award, and
     (vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.
     The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award

Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.
     3.4 Deferral Arrangement.
     The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish in writing that is intended to satisfy Section 409A of the Code, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.
     3.5 No Liability.
     No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.
     3.6 Book Entry.
     Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.
4. STOCK SUBJECT TO THE PLAN
     Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan taking into account shares originally available under the 1997 Plans, the 2000 SAR Plan, the 2002 Plan and any Prior Plan shall be 4,500,000. Of the shares of Stock so designated for issuance under the Plan, 2,248,550 shares represent Awards outstanding as of the Effective Date. Stock issued or to be issued under the Plan shall be authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan.
     If the Option Price of any Option granted under the Plan, or if pursuant to Section 18.3 the withholding obligation of any Grantee with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.
     The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of shares of Stock reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.
     The number of shares of Stock reserved under this Section 4 shall be increased by the number of any shares of Stock that are repurchased by the Company with Option Proceeds (as defined herein) in respect of the exercise of an Option; provided, however, that the number of shares of Stock contributed to number of shares of Stock reserved under this Section 4 in respect of the use of Option Proceeds for repurchase shall not be greater than: (A) the amount of such Option Proceeds, divided by (B) the Fair Market Value on the date of exercise of the applicable Option.

5. EFFECTIVE DATE, DURATION AND AMENDMENTS
     5.1 Effective Date.
     The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder relating to the period on or after the Effective Date shall be null and void and of no effect.
     5.2 Term.
     The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.
     5.3 Amendment and Termination of the Plan.
     The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.
6. AWARD ELIGIBILITY AND LIMITATIONS
     6.1 Service Providers and Other Persons.
     Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time, (ii) any Outside Director, and (iii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.
     6.2 Successive Awards.
     An eligible person may receive more than one Award, subject to such restrictions as are provided herein.
     6.3 Limitation on Shares of Stock Subject to Awards and Cash Awards.
     During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act, but only after the Transition Period has expired:
     (i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is one hundred fifty thousand (150,000) per calendar year;
     (ii) the maximum number of shares of Stock that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is one hundred fifty thousand (150,000) per calendar year; and
     (iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $5,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $15,000,000.

     The preceding limitations in this Section 6.3, subsections (i) and (ii), are subject to adjustment as provided in Section 17 hereof.
     6.4 Substitute or Exchange Awards.
     Awards granted under the Plan may, in the discretion of the Board, be granted in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another award, the Board shall require the surrender of such other Award in consideration for the grant of the new Award. Notwithstanding anything in Section 8.1 or 9.1 below to the contrary, any Awards granted under this Section 6.4 that are in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate may be granted at an Option Price or grant price, as the case may be, as the Board of the Committee may reasonably determine even if such price is less than Fair Market Value of the Stock.
7. AWARD AGREEMENT
     Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.
8. TERMS AND CONDITIONS OF OPTIONS
     8.1 Option Price.
     The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.
     8.2 Vesting.
     Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. No Option shall be exercisable in whole or in part prior to the date the Plan is approved by the Stockholders of the Company as provided in Section 5.1 hereof.
     8.3 Term.
     Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.
     8.4 Termination of Service.

     Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
     8.5 Limitations on Exercise of Option.
     Notwithstanding any other provision of the Plan to the contrary, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.
     8.6 Method of Exercise.
     An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of whole shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number as is set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.
     8.7 Rights of Holders of Options.
     Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.
     8.8 Delivery of Stock Certificates.
     Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.
     8.9 Transferability of Options.
     Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution or pursuant to a domestic relations order as referred to in the Code or Title I of the Employment Retirement Income Security Act or the rules thereunder.
     8.10 Family Transfers.
     If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift; (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.
     8.11 Limitations on Incentive Stock Options.
     An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.
9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
     9.1 Right to Payment.
     An SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for an SAR shall specify the grant price of the SAR, which shall be no less than the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award. All SARs granted under the Plan shall have such terms and conditions as are necessary to avoid the imposition of the 20% excise tax under Code Section 409A.
     9.2 Other Terms.
     The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.
10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS
     10.1 Grant of Restricted Stock or Stock Units.
     Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).
     10.2 Restrictions.
     At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.2. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.
     10.3 Restricted Stock Certificates.
     The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend (or legends) that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.
     10.4 Rights of Holders of Restricted Stock.
     Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.
     10.5 Rights of Holders of Stock Units.
          10.5.1. Voting and Dividend Rights.
     Holders of Stock Units shall have no right to vote any Stock promised upon settlement of the Stock Unit or to “vote” the Stock Unit. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.
     10.5.2 Creditor’s Rights.
     A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
     10.6 Termination of Service.
     Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.
     10.7 Purchase of Restricted Stock.
     The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

     10.8 Delivery of Stock.
     Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.
11. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS
     The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.
12. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK
     12.1 General Rule.
     Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.
     12.2 Surrender of Stock.
     To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company and if so required by the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.
     12.3 Cashless Exercise.
     With respect to an Option only (and not with respect to Restricted Stock) for any period that the Company is publicly traded, to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.
     12.4 Other Forms of Payment.
     To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.
13. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS
     13.1 Dividend Equivalent Rights.
     A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.
     13.2 Termination of Service.
     Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.
14. TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS
     14.1 Performance Conditions.
     The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.
     14.2 Performance or Annual Incentive Awards Granted to Designated Covered Employees.
     If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.
          14.2.1 Performance Goals Generally.
     The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.
          14.2.2 Business Criteria.
     One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity; and (15) revenue. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis.
          14.2.3 Timing For Establishing Performance Goals.
     Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).
          14.2.4 Settlement of Performance or Annual Incentive Awards; Other Terms.
     Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.
     14.3 Written Determinations.
     All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.
     14.4 Status of Section 14.2 Awards Under Code Section 162(m).
     It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 14.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
15. PARACHUTE LIMITATIONS
     Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.
16. REQUIREMENTS OF LAW
     16.1 General.
     The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
     16.2 Rule 16b-3.
     During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.
17. EFFECT OF CHANGES IN CAPITALIZATION
     17.1 Changes in Stock.
     If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Furthermore, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares for which grants of Option and other Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and/or (iii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.
     17.2 Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.
     Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.
     17.3 Corporate Transaction.
     Subject to the exceptions set forth in the last sentence of this Section 17.3 and the last sentence of Section 17.4:
     (i) upon the occurrence of a Corporate Transaction, all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and
     (ii) either of the following two actions shall be taken:

          (A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or
          (B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.
     With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.
     17.4 Adjustments.
     Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.
     17.5 No Limitations on Company.
     The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.
18. GENERAL PROVISIONS
     18.1 Disclaimer of Rights.
     No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
     18.2 Nonexclusivity of the Plan.
     Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.
     18.3 Withholding Taxes.
     The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.
     18.4 Captions.
     The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
     18.5 Other Provisions.
     Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.
     18.6 Number and Gender.
     With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
     18.7 Severability.
     If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

     18.8 Governing Law.
     The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Nevada, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
* * *

ANNUAL MEETING OF STOCKHOLDERS OF

WESTERN ALLIANCE BANCORPORATION

April 18, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

êPlease detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	m m	Cary Mack Ross Ireland
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	m m	Arthur Marshall Todd Marshall
☐	FOR ALL EXCEPT (See instructions below)	m m	M. Nafees Nagy James E. Nave

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Approve Amendment to the Company’s 2005 Stock Incentive Plan increasing maximum number of shares of stock available for issuance by 1,246,156 shares to 4,500,000 shares.	☐	☐	☐

This proxy, when properly executed, will be voted in accordance with the directions of the undersigned. If no instruction to the contrary is given, this proxy will be voted “FOR” the election of the nominees for Directors listed in Proposal 1 and “FOR” Proposal 2. If any other business is presented at the Annual Meeting, this proxy will be voted in accordance with the determination of a majority of the Board of Directors.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WESTERN ALLIANCE BANCORPORATION

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 18, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Dale Gibbons and Linda N. Mahan as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Western Alliance Bancorporation held of record by the undersigned on February 28, 2007, at the Annual Meeting of Stockholders to be held at the Embassy Terrace, 2800 West Sahara Avenue, Las Vegas, Nevada 89102, on April 18, 2007, or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side.)
14475

ANNUAL MEETING OF STOCKHOLDERS OF
WESTERN ALLIANCE BANCORPORATION
April 18, 2007

PROXY VOTING INSTRUCTIONS

MAIL — Date sign and mail your proxy card in the envelope provided as soon as possible.
-OR-
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
-OR-
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	ELECTION OF DIRECTORS:

NOMINEES:
☐	FOR ALL NOMINEES	m m	Cary Mack Arthur Marshall
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	m m m	Todd Marshall M. Nafees Nagy James E. Nave
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Approve Amendment to the Company’s 2005 Stock Incentive Plan increasing maximum number of shares of stock available for issuance by 1,246,156 shares to 4,500,000 shares.	☐	☐	☐

This proxy, when properly executed, will be voted in accordance with the directions of the undersigned. If no instruction to the contrary is given, this proxy will be voted “FOR” the election of the nominees for Directors listed in Proposal 1 and “FOR” Proposal 2. If any other business is presented at the Annual Meeting, this proxy will be voted in accordance with the determination of a majority of the Board of Directors.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF
WESTERN ALLIANCE BANCORPORATION
April 18, 2007
401(k) Plan Participants

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
-OR-
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.
ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROOPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	m m	Cary Mack Arthur Marshall
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	m m m	Todd Marshall M. Nafees Nagy James E. Nave
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Approve Amendment to the Company’s 2005 Stock Incentive Plan increasing maximum number of shares of stock available for issuance by 1,246,156 shares to 4,500,000 shares.	☐	☐	☐

This proxy, when properly executed, will be voted in accordance with the directions of the undersigned. If no instruction to the contrary is given, this proxy will be voted “FOR” the election of the nominees for Directors listed in Proposal 1 and “FOR” Proposal 2. If any other business is presented at the Annual Meeting, this proxy will be voted in accordance with the determination of a majority of the Board of Directors.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WESTERN ALLIANCE BANCORPORATION
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 18, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Dale Gibbons and Linda N. Mahan as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Western Alliance Bancorporation held of record by the undersigned on February 28, 2007, at the Annual Meeting of Stockholders to be held at the Embassy Terrace, 2800 West Sahara Avenue, Las Vegas, Nevada 89102, on April 18, 2007, or any adjournment or postponement thereof.
Western Alliance Bancorporation 401(k) Plan
Confidential Voting Instructions
To Charles Schwab Trust Co., Trustee
By signing on the reverse side or by voting by phone or Internet, you direct the above named Trustee to vote (in person or by proxy) as indicated on the front of this card, the number of shares of Western Alliance Bancorporation Common Stock credited to your account under Western Alliance Bancorporation 401(k) Plan at the Annual Meeting of Stockholders to be held on April 18, 2007 at 8:00 a.m. PDT, and at any adjournment thereof. In accordance with the applicable plan provisions, the Trustee will apply this voting instruction pro rata (along with the voting instructions of all other participants) to all shares of Common Stock held in the Plan for which the Trustee receives no voting instructions. These confidential voting instructions will be seen only by the authorized representatives of the Trustee.

(Continued and to be signed on the reverse side.)	14475